Exhibit 10.15

Sale of Roswell City Walk Apartments

3000 Forrest Walk, Roswell, Georgia 30075

*   *   *

Purchase and Sale Agreement

Between

GGT LMI City Walk GA, LLC, a Delaware Limited Liability Company,

as Seller

and

Bluerock Real Estate, LLC, a Delaware Limited Liability Company,

as Purchaser

*   *   *

Effective Date: September 15, 2016

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ARTICLE 9	CLOSING	18

9.1	Closing Date	18
9.2	Seller’s Obligations at the Closing	19
9.3	Purchaser’s Obligations at the Closing	20
9.4	Escrow	20
9.5	Costs and Adjustments at Closing	21

ARTICLE 10	DAMAGE AND CONDEMNATION	23

10.1	Damage	23
10.2	Condemnation and Eminent Domain	24

ARTICLE 11	REMEDIES AND ADDITIONAL COVENANTS	25

11.1	Seller Default At or Before Closing	25
11.2	Seller Default From and After Closing	25
11.3	Purchaser Default	26
11.4	Delivery of Materials	26

ARTICLE 12	BROKERAGE COMMISSION	26

12.1	Brokers	26
12.2	Indemnity	27

ARTICLE 13	NOTICES	27

13.1	Written Notice	27
13.2	Method of Transmittal	27
13.3	Addresses	27

ARTICLE 14	ASSIGNMENT	29

ARTICLE 15	MISCELLANEOUS	29

15.1	Entire Agreement	29
15.2	Modifications	30
15.3	Gender and Number	30
15.4	Captions	30
15.5	Successors and Assigns	30
15.6	Controlling Law	30
15.7	Exhibits	30
15.8	No Rule of Construction	30
15.9	Severability	30
15.10	Time of Essence	30
15.11	Business Days	31
15.12	No Memorandum	31
15.13	Press Releases	31

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15.14	Attorneys’ Fees and Costs	31
15.15	Counterparts and Expiration of Offer	31
15.16	Waiver of Jury Trial	31
15.17	Confidentiality	31
15.18	Jurisdiction and Service of Process	32
15.19	Exculpation	33
15.20	Tax Deferred Exchange	33
15.21	Post-Closing Obligations Regarding Financial Information	34

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Exhibits and Schedules

Exhibits

Exhibit A –	Legal Description
Exhibit B –	Escrow Agreement
Exhibit C –	Form of Limited Warranty Deed
Exhibit D –	Form of Bill of Sale
Exhibit E –	Form of Assignment and Assumption Agreement
Exhibit F –	Form of Tenant Notification Letter
Exhibit G –	Form of Owner’s Affidavit

Schedules

Schedule 1.4	–	Rent Roll
Schedule 1.5	–	Licenses
Schedule 1.8	–	Contracts
Schedule 1.10	–	Warranties
Schedule 4.1	–	Property Information
Schedule 6.1.3	–	Litigation
Schedule 6.1.8	–	Violations of Law

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into as of the date set forth on the cover page hereof (the “Effective Date”), by and between GGT LMI CITY WALK GA, LLC, a Delaware limited liability company (“Seller”), and BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company (“Purchaser”).

ARTICLE 1 PURCHASE AND SALE OF PROPERTY

On the terms and conditions stated in this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller all of the following described property (collectively, the “Property”):

1.1            Land. Seller’s fee simple interest in and to all of that certain tract of land situated in Roswell, Fulton County, Georgia, and described more particularly in Exhibit A attached hereto and incorporated herein by reference, together with all rights and appurtenances pertaining to such land, including, without limitation, all of Seller’s right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon; (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed; (iii) all development rights, covenants, easements, privileges, and hereditaments, whether or not of record, and (iv) all access, air, water, riparian, development, utility, and solar rights (collectively, the “Land”).

1.2            Improvements. A 320-unit multi-family apartment project, and all other improvements and structures constructed on the Land in connection therewith (the “Improvements”).

1.3            Personal Property. All of Seller’s right, title and interest in and to (specifically excluding any property owned by tenants under leases) the following (collectively, the “Personal Property”):

1.3.1           goods, mechanical systems, fixtures, machinery and equipment, including computer equipment, furnishings, furniture, merchandise, chattels, materials, supplies, and effects, comprising a part of or attached to or located upon the Improvements;

1.3.2           maintenance equipment and tools, if any, owned by Seller and used in connection with, and located in or on, the Improvements;

1.3.3           site plans, surveys, plans and specifications, manuals and instruction materials, marketing materials and floor plans in Seller’s possession that relate to the Land or Improvements;

1.3.4           pylons and other signs situated on or at the Land or Improvements; and

1.3.5           other tangible personal property owned by Seller and used in connection with, and located in or on, the Land or Improvements as of the Effective Date and as of the Closing (as hereinafter defined).

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1.4            Leases. Seller’s right, title and interest in all leases with tenants or other persons or entities leasing all or any portion of the Improvements (the “Leases”), a current list of which is shown on the rent roll attached as Schedule 1.4.

1.5            Licenses. Seller’s right, title and interest in all licenses, license agreements and other similar agreements with licensees or other persons or entities using any portion of the Land or Improvements (collectively, the “Licenses”), a current list of which is attached hereto as Schedule 1.5.

1.6            Security Deposits. Seller’s right, title and interest in all security deposits and other deposits held by Seller in connection with the Leases and not applied pursuant to the terms thereof.

1.7            Guaranties. Seller’s right, title and interest in any and all guaranties of the Leases, if any.

1.8            Contracts. Subject to Section 7.1.2 hereof, Seller’s right, title and interest in all contract rights related to the Land, Improvements, Personal Property or Leases that will remain in existence after Closing, to the extent assignable, including, without limitation, Seller’s interest in the following: parking, maintenance, supply or service contracts, and other agreements related to the Land, Improvements, Personal Property, or Leases, but expressly excluding the existing property management agreement that will be terminated as of the time of Closing (collectively, the “Contracts”), a current list of which is attached hereto as Schedule 1.8.

1.9            Permits. Seller’s right, title and interest in all permits, licenses, certificates of occupancy, if any, entitlements and governmental approvals that relate to the Land, Improvements, Personal Property, Leases, or Contracts, to the extent assignable (collectively, the “Permits”).

1.10         Intangibles. Seller’s right, title and interest, if any, in the name, “Roswell City Walk,” marks, other symbols and general intangibles that relate to the Land or the Improvements including any websites or URLs used solely in connection with the Property and assignable Warranties , as listed in Schedule 1.10 attached hereto (collectively, the “Intangibles”). For purposes hereof, “Warranties” shall mean the manufacturer warranties and guaranties covering the Improvements and Personal Property which extend beyond the Closing Date, including, without limitation, roof, HVAC, water heater and window blind warranties, which Warranties are listed in Schedule 1.10 of this Agreement.

ARTICLE 2 PURCHASE PRICE AND DEPOSIT

2.1            Payment. The purchase price for the Property (the “Purchase Price”) is Seventy-Six Million and 00/100 Dollars ($76,000,000.00). The cash due at Closing on account of the Purchase Price shall be subject to adjustment as set forth in this Agreement. The Purchase Price shall be paid by wire transfer of immediately available funds at the Closing.

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2.2            Deposit

2.2.1           Simultaneously with the Effective Date, Purchaser shall deposit with First American Title Insurance Company, National Business Unit, having an address of Six Concourse Parkway, Suite 2150, Atlanta, Georgia 30328, Attention: Deborah Goodman (the “Escrow Agent”), by bank wire transfer the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), as a deposit to assure Purchaser’s performance hereunder (the “Initial Deposit”), which Initial Deposit shall be refundable in full through the Study Period and non-refundable thereafter except as set forth in this Agreement. Prior to making the Initial Deposit, Seller, Purchaser and the Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”). So long as this Agreement is not terminated as provided in Section 5.1.4, then no later than the expiration of the Study Period (as hereinafter defined), Purchaser shall deposit with the Escrow Agent by bank wire transfer the additional sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the “Second Deposit”), as a non-refundable deposit (except as otherwise provided herein) to assure Purchaser’s performance hereunder. The Initial Deposit and the Second Deposit, in the total amount of $1,500,000.00, are referred to collectively as the “Deposit.”

2.2.2           Escrow Agent shall place the Initial Deposit and the Second Deposit (if made) in an interest-bearing escrow account at a federally-insured (to the extent of the FDIC limits) commercial bank acceptable to both Seller and Purchaser. The Escrow Agent shall hold and disburse the Deposit in accordance with this Agreement and the Escrow Agreement. At Closing (as hereinafter defined), Escrow Agent shall deliver the Deposit to Title Agent (as hereinafter defined) and Title Agent shall deliver the Deposit to Seller and credit the Deposit against the Purchase Price.

ARTICLE 3 TITLE AND SURVEY

3.1            State of Title to be Conveyed. Title to the Property shall be conveyed to Purchaser at Closing in fee simple by Limited Warranty Deed, free and clear of any and all liens, mortgages, deeds of trust, security interests and other encumbrances, except for the following (collectively, the “Permitted Exceptions”): (i) real property taxes and assessments attributable to the Property for the year in which Closing occurs and thereafter, not yet due and payable; (ii) zoning and other regulatory laws and ordinances affecting the Property; (iii) any easement, right of way, limitation, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey or the Title Commitment to which Purchaser fails to timely object pursuant to Section 3.2.3 or 3.2.4 of this Agreement; (iv) subject to Purchaser’s rights described in Section 3.2.5, any Purchaser’s Objection (as hereinafter defined) that remains uncured, for whatever reason, at the earlier to occur of (A) Closing hereunder or (B) five (5) Business Days after Seller notifies Purchaser that Seller is unwilling or unable to cure or modify Purchaser’s Objections to the reasonable satisfaction of Purchaser, and (v) the rights and interests of parties claiming under the Leases.

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3.2            Title Commitment and Survey.

3.2.1           Purchaser shall obtain a title commitment (the “Title Commitment”) for an ALTA owner’s policy of title insurance (on the current ALTA 2006 Form) in the amount of the Purchase Price with respect to the Property issued by First American Title Insurance Company (the “Title Company”), acting by and through its agent, Madison Title Agency, LLC, National Title Services, 1125 Ocean Avenue, Lakewood, New Jersey 08701, Attention: Daniela Graca (the “Title Agent”). Purchaser shall deliver copies of the Title Commitment and all items listed as title exceptions therein (to the extent provided to Purchaser by the Title Company) to Seller within two (2) Business Days of receipt by Purchaser. If not previously delivered to Purchaser, Seller will deliver to Purchaser a copy of the Seller’s existing title policy within three (3) days after the Effective Date.

3.2.2           Purchaser shall obtain, at Purchaser’s sole cost and expense, a survey of the Property (certified to include Seller) prepared by a licensed surveyor (the “Survey”) after the Effective Date, which Survey may be an update of any existing survey of the Property and deliver a copy of same to Seller. If not previously delivered to Purchaser, Seller will deliver any existing survey of the Property in Seller’s possession or control to Purchaser within three (3) days after the Effective Date. Purchaser shall deliver a copy of the Survey to Seller within two (2) Business Days of receipt by Purchaser.

3.2.3           If (i) the Survey shows any easement, right-of-way, encroachment, conflict, protrusion or other matter that is unacceptable to Purchaser, or (ii) any exceptions appear in the Title Commitment that are unacceptable to Purchaser, Purchaser shall, on or before September 26, 2016, notify Seller in writing of such matters (“Purchaser’s Objections”). Except for Purchaser’s Objections that are timely raised pursuant to the preceding sentence, Purchaser shall be deemed to have accepted the form and substance of the Survey, all matters shown thereon, and all exceptions to the Title Commitment and other items shown thereon. On or before September 28, 2016, Seller shall notify Purchaser in writing of the Purchaser’s Objections, if any, which Seller elects to attempt to cure at or prior to Closing. Seller’s failure to provide such a notice will be deemed an election by Seller not to cure any Purchaser’s Objections, other than those matters which Seller must cure in accordance with the terms of Section 3.2.5. If Seller does not elect to eliminate or modify all of Purchaser’s Objections to the commercially reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice to Seller by 5:00 p.m. (Eastern time) on the last day of the Study Period (as hereinafter defined); in which event, the Deposit will be returned to Purchaser, and neither party shall have any rights or obligations under this Agreement (other than any obligations of either party that expressly survive termination).

3.2.4           If any revision or update to the Survey or any supplemental title commitment or update issued subsequent to the date of the original Title Commitment discloses any matters not set forth on the original Survey or the original Title Commitment, then, no later than the later of (i) the expiration of the Study Period, or (ii) five (5) Business Days after Purchaser’s receipt of the updated Survey, or (iii) five (5) Business Days after Purchaser’s receipt of the supplemented or updated Title Commitment, as applicable, Purchaser shall have the right to object to any such matter, in which event the same procedures for response, termination and waiver set forth above shall apply to such new Purchaser’s Objections.

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3.2.5           Seller shall have no obligation to remove or cure Purchaser’s Objections, except Seller does agree to remove or cure (i) liens of an ascertainable amount placed on or caused to be placed on the Property by Seller or Seller’s affiliates, (ii) any encumbrances to title which are created by Seller after the Effective Date without Purchaser’s consent, and (iii) any matters objected to by Purchaser which Seller has agreed to cure; and Purchaser shall have its rights and remedies described in Section 11.1 if Seller does not so remove or cure the matters described in items (i), (ii) and (iii) of this sentence.

ARTICLE 4 PROPERTY INFORMATION

4.1            Property Information. Seller and Purchaser are parties to an existing Access Agreement dated August 30, 2016 (the “Access Agreement”) pursuant to which Purchaser has begun its investigations of the Property. The terms of the Access Agreement are hereby expressly merged into this Agreement and this Agreement shall, from and after the Effective Date, govern the parties’ rights and obligations regarding the investigation of the Property. Within three (3) Business Days of the Effective Date, Seller (to the extent not already made available to Purchaser under the Access Agreement) shall make available to Purchaser, either at the property management office at the Property or via a due diligence website, the materials described on Schedule 4.1 attached hereto and any other materials Seller may include in such due diligence website (collectively, the “Property Information”). Subject to the specific terms of Section 15.17, Purchaser shall keep such Property Information confidential, subject to Purchaser’s right to disseminate Property Information to or among the parties listed in Section 15.17 of this Agreement. Seller makes no representation or warranty as to the truth or accuracy of the Property Information provided to Purchaser, except as otherwise expressly provided in this Agreement.

ARTICLE 5 PURCHASER’S DUE DILIGENCE

5.1            Purchaser’s Due Diligence

5.1.1           Subject to the provisions of this Section 5.1, Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively “Purchaser's Representatives”) shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to this Section 5.1, to enter upon and pass through the Property during normal business hours to examine and inspect the same. Notwithstanding any such inspection, or anything to the contrary contained herein, Purchaser's obligations hereunder shall not be limited or otherwise affected as a result of any fact, circumstance or other matter of any kind discovered following the date hereof in connection with any such inspection, access or otherwise; it being agreed that Seller is permitting Purchaser such right of inspection and access as a courtesy to Purchaser in its preparation for taking title to the Property. Without limiting the generality of the foregoing, (i) Purchaser agrees that it shall not have the right to terminate this Agreement or obtain a reduction of the Purchase Price as a result of any such fact, circumstance or other matter so discovered (including, without limitation, relating to the physical condition of the Property, the operations of the Property or otherwise), except as provided in Section 5.1.4 below and (ii) Purchaser shall have no right to terminate this Agreement or obtain a return of the Deposit except as expressly provided in this Agreement.

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5.1.2           In conducting any inspection of the Property or otherwise accessing the Property, Purchaser shall at all times comply with all laws and regulations of all applicable governmental authorities, and neither Purchaser nor any of Purchaser's Representatives shall (i) contact or have any discussions with any of Seller's employees, agents or representatives, or with any tenants (including, without limitation, having any contacts whatsoever with tenants, including but not limited to telephone conversations or electronic mail messages) at, or contractors providing services to, the Property, unless in each case Purchaser obtains the prior written consent of Seller (which may be given via electronic mail), it being agreed that all such contacts or discussions shall, pending any such approval, be directed to Chris Cassidy via electronic mail (at Chris.Cassidy@lennar.com), (ii) interfere with the business of Seller conducted at the Property or disturb the use or occupancy of any tenant or occupant of the Property or (iii) damage the Property. In conducting any inspection of the Property or otherwise accessing the Property, Purchaser and Purchaser's Representatives shall at all times comply with, and shall be subject to, the rights of the tenants under the Leases (and any persons claiming by, under or through such tenants). Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser's Representatives in furtherance of the foregoing, and Purchaser shall comply with all of Seller’s requirements regarding entry upon the Property. Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests, and other access with Seller and shall give Seller reasonable advance notice (at least 24 hours’ electronic notice shall be deemed reasonable) of any such entry upon the Property. Purchaser shall coordinate with Seller prior to conducting any Property management or leasing staff interviews. Seller shall be entitled to have a representative present at all times during each such inspection, interview or other access unless Seller has, following receipt of Purchaser’s notice of its intent to enter the Property, elected to not provide any such representative. Purchaser agrees to pay to Seller on demand the cost of repairing and restoring any damage or disturbance which Purchaser or Purchaser's Representatives shall cause to the Property. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser's Representatives relating to such inspection and its other access shall be at the sole expense of Purchaser. Subject to the terms of Section 15.17, Purchaser shall keep all information obtained during its inspections and access to the Property confidential. If the Closing shall not occur for any reason whatsoever, Purchaser shall: (A) promptly return to Seller copies of all Property Information delivered by Seller to Purchaser; and (B) promptly destroy all copies and abstracts of the materials referenced in (A) and, subject to applicable law, all materials obtained by Purchaser pursuant to its investigations of the Property. Purchaser and Purchaser's Representatives shall not be permitted to conduct borings of the Property or drilling in or on the Property, or any other invasive, intrusive or destructive testing in connection with the preparation of an environmental audit or in connection with any other inspection of the Property without the prior written consent of Seller, which Seller may give or withhold in its sole discretion (and, if such consent is given, Purchaser shall be obligated to pay to Seller on demand the cost of repairing and restoring any damage as aforesaid); provided that Purchaser shall be entitled to perform any Phase I environmental assessments of the Property and any applicable radon testing without Seller’s consent. This Section 5.1.2 shall survive the Closing or any termination of this Agreement.

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5.1.3           Prior to conducting any physical inspection or testing at the Property, Purchaser and Purchaser’s Representatives shall obtain, and during the period of such inspection or testing shall maintain, at their expense: (i) commercial general liability (“CGL”) insurance, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another “occurrence” form providing equivalent coverage, including contractual liability and personal injury liability coverage, with limits of not less than One Million Dollars ($1,000,000) for any one occurrence and Two Million Dollars ($2,000,000) in the aggregate; (ii) to the extent Purchaser or any Purchaser’s Representatives is the owner of any vehicles, has a comprehensive automobile liability insurance (covering any automobiles owned or operated by Purchaser) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; provided, if Purchaser or Purchasers’ Representatives are not the owners of any vehicles, any automobile insurance coverage shall be limited to the extent of any non-owned, hired vehicles; (iii) worker's compensation insurance or participation in a monopolistic state workers’ compensation fund, and (iv) employer's liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Property is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee. Seller, and its property manager, shall be covered as additional insureds on the CGL and automobile liability insurance policies with respect to liability arising out of the named insured’s acts or omissions relating to the Property. The insurer and the terms and conditions of all the foregoing policies shall be acceptable to Seller. Prior to making any entry upon the Property, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages, which certificate of insurance shall be in form and substance satisfactory to Seller. Seller acknowledges that Purchaser has complied with the foregoing provisions pursuant to the Access Agreement.

5.1.4           Purchaser shall have from the Effective Date through 5:00 p.m. (Eastern time) on September 30, 2016 (the “Study Period”), within which to determine, in its sole discretion, whether all matters related to the Property are satisfactory to Purchaser. If Purchaser, in its sole discretion, determines that the purchase of the Property is feasible and that Purchaser desires to proceed with the transactions contemplated under this Agreement, then Purchaser shall deliver to Seller, prior to the expiration of the Study Period, written notice that Purchaser desires to proceed with the transactions contemplated under this Agreement and Purchaser shall have no further right to terminate this Agreement under this Section 5.1.4. If Purchaser fails to timely notify Seller prior to the expiration of the Study Period (with time being of the essence) that Purchaser desires to proceed with the transactions contemplated under this Agreement as aforesaid, or if Purchaser delivers to Seller, prior to the expiration of the Study Period, written notice that the Purchaser does not want to proceed with the transactions contemplated under this Agreement, then this Agreement shall terminate upon the earlier of (i) Seller’s receipt of Purchaser’s notice not to proceed, and (ii) the expiration of the Study Period, except for those matters which are indicated herein as surviving termination, and the Deposit shall be immediately returned to Purchaser.

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5.1.5           Purchaser hereby agrees to indemnify, defend, and hold harmless Seller, its partners, members, affiliates, property manager, and their respective officers, directors, agents, employees, and representatives (collectively, the “Indemnified Parties”) from and against any and all liens, claims, or damages of any kind or nature, including any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys’ fees suffered, incurred, or sustained by any of the Indemnified Parties directly caused by Purchaser or Purchaser’s Representatives with respect to any due-diligence activities at the Property pursuant to this Agreement, provided that Purchaser will not be responsible for indemnifying, defending or holding harmless the Indemnified Parties with respect to (w) the mere discovery or inadvertent disturbance of pre-existing conditions at the Property, including hazardous materials or mold or microorganisms, or any violation of environmental laws at the Property, unless exacerbated by Purchaser, (x) defects in the Property, (y) noncompliance of the Property with applicable laws or (z) any matters caused by the negligence, gross negligence or willful misconduct of the Indemnified Parties or their affiliates. This Section 5.1.5 shall survive the Closing or any termination of this Agreement.

5.2            As Is, Where Is

5.2.1           EXCEPT AS PROVIDED IN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTIONS 6.1 AND 12 OF THIS AGREEMENT AND IN SELLER’S DEED AND THE OTHER CONVEYANCE DOCUMENTS DELIVERED AT CLOSING (ALL AS HEREINAFTER DEFINED) (COLLECTIVELY, THE “EXPRESS REPRESENTATIONS”), SELLER DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND SELLER SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH THE CLOSING, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROPERTY, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED.

5.2.2           WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OTHER THAN THE EXPRESS REPRESENTATIONS, SELLER MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE, ZONING, ACREAGE, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE), VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY (COLLECTIVELY, THE “DISCLAIMED MATTERS”).

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5.2.3           NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, BUT SUBJECT TO THE EXPRESS REPRESENTATIONS AND SELLER’S OBLIGATIONS SET FORTH IN SECTION 7.1 OF THIS AGREEMENT, AND SUBJECT TO ARTICLE 10 HEREOF, THE PROPERTY, INCLUDING WITHOUT LIMITATION THE ROOFS, ALL STRUCTURAL COMPONENTS, ALL HEATING, VENTILATING, AIR CONDITIONING, MECHANICAL, PLUMBING, AND ELECTRICAL SYSTEMS, FIRE AND LIFE SAFETY AND ALL OTHER PARTS OF THE IMPROVEMENTS CONSTITUTING A PORTION OF THE PROPERTY, SHALL BE CONVEYED TO PURCHASER, AND PURCHASER SHALL ACCEPT SAME, IN THEIR “AS IS” “WHERE IS” CONDITION ON THE CLOSING DATE, “WITH ALL FAULTS” AND “SUBJECT TO ALL DEFECTS (LATENT AND APPARENT).” PURCHASER ACKNOWLEDGES THAT SELLER’S WILLINGNESS TO SELL THE PROPERTY TO PURCHASER AT THE PURCHASE PRICE HAS BEEN INDUCED, IN PART, BY THE AGREEMENT OF PURCHASER TO PURCHASE THE IMPROVEMENTS AND THE PERSONAL PROPERTY IN SUCH “AS IS” CONDITION. PURCHASER REPRESENTS AND WARRANTS THAT PURCHASER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF MULTI-FAMILY REAL ESTATE AND THAT PURCHASER HAS RELIED AND SHALL RELY SOLELY ON (i) PURCHASER’S OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY; (ii) PURCHASER’S OWN KNOWLEDGE OF THE PROPERTY BASED ON PURCHASER’S INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY; AND (iii) THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN SECTION 6.1 OF THIS AGREEMENT AND IN THE DEED AND OTHER CONVEYANCE DOCUMENTS DELIVERED AT CLOSING. BY THE CLOSING DATE, PURCHASER WILL HAVE CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON THE SAME. PURCHASER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY MADE BY SELLER (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN SECTION 6.1 OF THIS AGREEMENT AND IN THE DEED AND OTHER CONVEYANCE DOCUMENTS DELIVERED AT CLOSING). PURCHASER HEREBY ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS NOT IN A DISPARATE BARGAINING POSITION WITH RESPECT TO SELLER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, THAT PURCHASER FREELY AND FAIRLY AGREED TO THE WAIVERS AND CONDITIONS OF THIS SECTION 5.2 AS PART OF THE NEGOTIATIONS OF THIS AGREEMENT, AND PURCHASER HAS BEEN REPRESENTED BY ADEQUATE LEGAL COUNSEL IN CONNECTION HEREWITH AND HAS CONFERRED WITH SUCH LEGAL COUNSEL CONCERNING THE WAIVERS AND OTHER CONDITIONS OF THIS SECTION 5.2.

PURCHASER’S INITIALS

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5.2.4           PURCHASER REPRESENTS AND WARRANTS THAT PURCHASER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF MULTI-FAMILY REAL ESTATE AND THAT PURCHASER HAS RELIED AND SHALL RELY SOLELY ON (A) PURCHASER’S OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY; (B) PURCHASER’S OWN KNOWLEDGE OF THE PROPERTY BASED ON PURCHASER’S INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY; AND (C) THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN SECTION 6.1. BY THE CLOSING DATE, PURCHASER WILL HAVE CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON THE SAME. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY MADE BY SELLER (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN SECTION 6.1), OR THE SELLER PARTIES.

PURCHASER’S INITIALS

5.2.5            WITHOUT IN ANY WAY LIMITING ANY PROVISION OF THIS SECTION 5.2, PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND THE OBLIGATIONS OF SELLER SET FORTH IN SECTION 7.1 OF THIS AGREEMENT, AND SUBJECT TO ARTICLE 10 HEREOF, AND EXCEPT TO THE EXTENT NECESSARY TO PURSUE ANY CLAIM AGAINST ANY PREDECESSOR TO SELLER IN OWNERSHIP OF THE PROPERTY OR AGAINST ANY THIRD PARTY, PURCHASER HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER WITH RESPECT TO (I) THE DISCLAIMED MATTERS, (II) THE CONDITION OF THE PROPERTY AS OF THE CLOSING DATE, (III) THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROPERTY WITH REGARD TO ANY ENVIRONMENTAL PROTECTION, POLLUTION CONTROL OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, CERCLA (AS HEREINAFTER DEFINED), OR (IV) ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO THE PROPERTY. THIS RELEASE AS WELL AS THE RELEASE SET FORTH IN SECTION 15.19 SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSPECIFIED CLAIMS, DAMAGES AND CAUSES OF ACTION, AND, IN THAT REGARD, PURCHASER HEREBY ACKNOWLEDGES THAT IT IS HEREBY EXPRESSLY WAIVING ALL RIGHTS AND BENEFITS IT MAY NOW HAVE OR HEREAFTER ACQUIRE ACCORDING TO APPLICABLE LAW WHICH OTHERWISE PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY EFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR. THE WAIVER, RELEASE AND DISCHARGE SET FORTH IN THIS SECTION 5.2.5 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

PURCHASER’S INITIALS

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ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1            Seller’s Representations and Warranties. Seller represents to Purchaser as of the Effective Date as follows:

6.1.1           Organization. Seller is a Delaware limited liability company, duly formed and validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Georgia.

6.1.2           Authority/Consent. Seller possesses all requisite power and authority, and has taken all actions required by its organizational documents and applicable law, to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated by this Agreement.

6.1.3           Litigation. To Seller’s knowledge, except as may be disclosed on Schedule 6.1.3 attached hereto, no material action, suit or other proceeding (including, but not limited to, any condemnation action or real estate tax appeal) is pending or, to Seller’s knowledge, has been threatened in writing that concerns or involves the Property or Seller.

6.1.4           Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s knowledge, threatened, against Seller.

6.1.5           Contracts. Except for the Contracts referenced on Schedule 1.8, there are no current material contracts of employment, parking, maintenance, commission, management, service, or supply in effect and entered into by Seller which will affect the Property after Closing. Seller has provided Purchaser with true, correct and complete copies, in all material respects, of all Contracts, including all amendments and modifications thereof, prior to the execution of this Agreement by Purchaser and Seller. Neither Seller nor, to Seller’s knowledge, any other party is in material default in the performance of its respective obligations under any Contract material to the operation of the Property.

6.1.6           Employees. Seller has no employees.

6.1.7           Leases. Except for (i) the Leases referenced on the rent roll attached as Schedule 1.4, (ii) the Licenses referenced on Schedule 1.5, and (iii) the leases, amendments or other occupancy agreements which may be entered into by Seller pursuant to Section 7.1 of this Agreement, there are no leases, rental agreements, licenses, license agreements or other occupancy agreements with anyone in effect which will affect the Property after Closing. To Seller’s knowledge, each Lease is in full force and effect. Seller will provide Purchaser with true, correct and complete copies of all Leases, including all amendments and modifications thereto, as part of the Property Information. To Seller’s knowledge, the rent roll attached as Schedule 1.4 is the rent roll maintained by Seller and relied on by Seller for internal administration and accounting purposes. To Seller’s knowledge, the rent roll attached as Schedule 1.4 to this Agreement is accurate in all material respects as of its date. To Seller’s knowledge, the Leases and tenant lease files available for review by Purchaser are true, correct and complete copies of the actual Leases and tenant lease files in Seller's or its property manager's possession, and represent all such documents in Seller’s or its property manager’s possession and control. To Seller’s knowledge, there are no written or oral promises, understandings or commitments between Seller and any tenant under the Leases that would be binding on Purchaser other than as set forth in such copies of the Leases and the tenant lease files made available to Purchaser.

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6.1.8           Violations of Law. Except as set forth on Schedule 6.1.8, to Seller’s knowledge, Seller has not received written notice from any governmental authority of any, and, to Seller’s knowledge, there is no, material violation of any federal or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) which are unresolved.

6.1.9           Foreign Person. Seller is not a “foreign person,” “foreign trust” or “foreign corporation” within the meaning of the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended (the “Code”).

6.1.10        No Conflicts. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Seller or the Property is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Seller is a party or by which Seller or the Property may be bound.

6.1.11         Environmental. To Seller’s knowledge, as of the Effective Date of this Agreement, Seller has not received written notice relating to any violation of Environmental Laws relating to the Property or the presence of any Hazardous Materials in violation of Environmental Laws on the Property or any property adjacent thereto from any governmental authority. Notwithstanding the above, Seller hereby discloses to Purchaser that the Property has been entered into the Georgia Brownfield Program pursuant to the Brownfield Application and Prospective Purchaser Corrective Action Plan (“CAP”) filed with the Georgia Environmental Protection Division on June 27, 2013. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601, et seq., the Resource Conservation Recovery Act of 1976 ("RCRA"), 42 U.S.C. § 6901, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., the Atomic Energy Act ("AEA"), 42 U.S.C. § 2012, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq. As used herein, "Hazardous Materials" means (1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material, including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) asbestos in any form or condition; (5) polychlorinated biphenyls; and (6) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental Laws.

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6.1.12        Operating Statements. To Seller’s knowledge, the operating statements for the Property delivered to Purchaser are the operating statements relied on by Seller for internal administration and accounting purposes, and are complete and accurate in all material respects.

6.1.13        Prohibited Transaction. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transactions contemplated by this Agreement or this Agreement is or will be in violation of applicable law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

6.2            Purchaser’s Representations and Warranties. Purchaser represents to Seller, as of the Effective Date, as follows:

6.2.1           Organization. Purchaser is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, and is or will as of Closing be qualified to do business in the State of Georgia.

6.2.2           Authority/Consent. Purchaser possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement.

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6.2.3           Prohibited Transaction. Neither Purchaser nor any person, group, entity or nation that Purchaser is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Purchaser is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation. Purchaser is not engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by law or that the transactions contemplated by this Agreement or this Agreement is or will be in violation of applicable law. Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

6.2.4           ERISA. Purchaser is not an employee pension benefit plan subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as in effect from time to time (“ERISA”) or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of its assets constitutes or will constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA. Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA and the funds used by Purchaser to acquire the Property are not subject to any state statutes regulating investments of and fiduciary obligations with respect to governmental plans. The transactions contemplated by this Agreement are not specifically excluded by Part I(b) of PTE 84-14.

6.3            Knowledge. For purposes of this Agreement, the phrase “to Seller’s knowledge” means the present, actual knowledge of Chris Cassidy and Ray Crocker (collectively, the “Seller Knowledge Individual”), the persons in the primary position of responsibility with respect to the Property, without investigation or review of files relating to the Property. In no event shall the Seller Knowledge Individual have any personal liability hereunder.

6.4            Survival. All of the representations and warranties set forth in this Article 6 shall survive the Closing for a period of six (6) months, subject to the provisions of Section 11.1 of this Agreement (the “Survival Period”). Purchaser shall provide Seller with written notice (a “Notice of Breach”) of any alleged breach or failure of any representation or warranty made by Seller and specifying the nature thereof within five (5) Business Days after Purchaser’s discovery of such alleged breach or failure. Purchaser shall commence any action, suit, or proceeding with respect to any breach or failure that is the subject of the Notice of Breach, if at all (as provided below), on or before the date that is thirty (30) days after the expiration of the Survival Period (“Suit Deadline”). Seller acknowledges and agrees that the resolution of such action, suit, or proceeding may not occur until after the expiration of the Survival Period, and the Survival Period shall be deemed to be tolled with respect to (and only with respect to) any alleged breach or failure of a representation or warranty of which Seller receives a Notice of Breach before the expiration of the Survival Period, provided Purchaser files an action, suit, or proceeding, and serves Seller, with respect thereto prior to the Suit Deadline. Notwithstanding the foregoing to the contrary, Seller shall have no liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if, and to the extent that, such inaccuracy is disclosed to Purchaser or otherwise included in the Property Information at the time of the Closing and Purchaser elects, nevertheless, to consummate the transaction contemplated hereby.

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ARTICLE 7 Covenants of Seller Prior to Closing

7.1            Operation of Property. From the Effective Date until the earlier of (i) the termination of this Agreement, and (ii) Closing, Seller shall operate the Property in accordance with the terms of this Section 7.1.

7.1.1           (a)     Until the earlier of the Closing Date or the termination by Purchaser or Seller of its obligation to complete the transfer of the Property, Seller will carry on its business with respect to maintaining and operating the Property in a manner that is generally consistent with Seller's past practices and is otherwise consistent with the requirements of any loan secured by the Property, including, without limitation, renewing and maintaining any permits and licenses required in connection with the use or operation of the Property. Seller agrees that it will maintain all insurance in effect as of the Effective Date of this Agreement with respect to the Property (or, if such insurance is cancelled or expires, will obtain comparable insurance to the extent it is available on commercially reasonable terms) until the earlier of the Closing or the termination by Purchaser or Seller of its obligation to complete the transfer of the Property contemplated by this Agreement. From the Effective Date until the Closing, Seller shall continue to market the Property to prospective residential tenants and enter into residential Leases in the ordinary course of business based on current practices; provided, however, any new leases or renewals of existing Leases executed by Seller after the Effective Date of this Agreement shall be on the form provided to Purchaser without material modification for a term of no less than six (6) months (other than month-to-month extensions of existing Leases) and not more than 13 months and consistent with market rents in the area of the Property; provided further, however, in no event shall Seller grant more than one (1) month free rent concession for any new Lease (to be taken up front and not amortized over the course of the Lease). However, Seller shall not take any of the following actions after the expiration of the Study Period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed:

(i)	make or permit to be made any material alterations to or upon the Property except as necessary to cure any of the matters identified pursuant to Section 7.2 hereof;

(ii)	enter into any non-residential Leases or contracts for the provision of services and/or supplies to the Property which are not terminable without premium or penalty by Purchaser upon thirty (30) days’ prior written notice following the Closing, or amend or modify the Contracts in any manner, unless such Contract as amended may be terminated without premium or penalty upon thirty (30) days’ prior written notice, or knowingly fail to timely perform its material obligations under the Contracts (provided that in the case of emergency or other exigent circumstances, Seller shall have the right to enter into contracts to perform repairs or replacements without Purchaser’s consent); or

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(iii)	settle, compromise, withdraw or terminate any real estate tax appeal or proceeding affecting the Property other than any relating solely to periods prior to calendar year 2015 (which Seller retains the full and unfettered right to settle or compromise, and any refunds applicable to such period shall belong solely to Seller).

Prior to the expiration of the Study Period, Seller shall have the right to take any of the aforesaid actions without obtaining Purchaser’s consent thereto, but Seller shall keep Purchaser reasonably informed as to material actions Seller has taken or proposes to take; provided, however, (a) with respect to any Contracts, Seller shall not enter into any Contracts that provide for marketing or door fees for services, such as cable or telecommunications services, from and after the Effective Date and (ii) with respect to any non-residential Leases, Seller shall not enter into any Leases that provide for any tenant improvement allowances or leasing commissions other than such costs that will be borne entirely by Seller.

(b)          Whenever in this Section 7.1.1 Seller is required to obtain Purchaser’s consent with respect to any proposed action or transaction, Purchaser shall, within five (5) Business Days after receipt of Seller’s receipt of request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller in writing of its disapproval within said five (5) Business Day period, Purchaser shall be deemed to have approved same.

7.1.2           Prior to the expiration of the Study Period, Purchaser shall review the Contracts to determine, among other things, whether such Contracts are terminable, and to determine whether Purchaser desires to assume any of such Contracts. Not later than the expiration of the Study Period, Purchaser shall deliver a notice to Seller setting forth which of such Contracts, if any, that Purchaser elects to have Seller attempt to terminate. Seller will deliver notices of termination at Closing canceling such Contracts as Seller is timely notified of by Purchaser. At Closing, Seller shall assign to Purchaser, and Purchaser shall assume, the Contracts (as identified on Schedule 1.8 hereto) that have not been terminated pursuant to the Assignment and Assumption Agreement. Seller shall cause Seller’s existing property management agreement to be terminated effective as of the Closing Date.

7.2            Governmental Notices. Promptly after receipt, Seller shall provide Purchaser with copies of any written notices that Seller receives with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property; or (iii) any violation of any Environmental Law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property. In addition, Seller shall deliver or cause to be delivered to Purchaser, promptly upon receipt thereof by Seller, copies of any written notices of default given or received by Seller under any of the Contracts or Leases.

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7.3            Litigation. Seller will advise Purchaser promptly of any litigation, arbitration proceeding or administrative hearing that materially affects Seller or the Property and that is instituted after the Effective Date and prior to the Closing Date of which Seller has actual knowledge.

7.4            Make Ready. Seller shall "make ready" each vacant apartment unit in the Property which is vacant five or more days prior to the Closing Date. A formerly occupied vacant apartment unit shall be “make ready” if its condition is consistent with the condition of vacant units currently being marketed to and accepted for rental by tenants of comparable vacant apartment units in the Property and such units have a full complement of operating appliances and components. Purchaser shall receive a credit against the Purchase Price in the amount of $750 for each unit that is not in "make ready" condition in accordance with this subsection.

ARTICLE 8 CONDITIONS PRECEDENT TO CLOSING

8.1            Conditions Precedent to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Property is subject to satisfaction on or before the Closing Date (as such date may be extended as provided herein) of the following conditions, any of which may be waived in writing by Purchaser in Purchaser’s sole and absolute discretion.

8.1.1           Seller shall have performed and observed, in all material respects, all covenants of Seller under this Agreement.

8.1.2           Subject to the provisions of Section 8.4 below, all representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

8.2            Conditions Precedent to Seller’s Obligation to Close. Seller’s obligation to sell the Property is subject to satisfaction, on or before the Closing Date (as such date may be extended as provided herein) of the following conditions, any of which may be waived in writing by Seller, in Seller’s sole and absolute discretion:

8.2.1           Purchaser shall have performed and observed, in all material respects, all covenants of Purchaser under this Agreement.

8.2.2           All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

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8.3            Failure of a Condition.

8.3.1           In the event that any condition precedent to Closing has not been satisfied on or before the Closing Date, then the party whose conditions to Closing have not been satisfied (the “Unsatisfied Party”) shall give notice to the other party of the condition or conditions which the Unsatisfied Party asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice, then the party whose condition precedent was not satisfied may terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be returned to Purchaser; provided, however, that if such failure of a condition is due to a default by one of the parties, the disposition of the Deposit shall be governed solely by Article 11 of this Agreement and not by this Section 8.3.1. Notwithstanding anything contained herein to the contrary, if any of the conditions precedent to Purchaser’s obligation to close, as set forth in Section 8.1 of this Agreement, are not satisfied within the ten (10) Business Day period specified above and the same are reasonably susceptible of being cured, Seller shall have the right to extend such period in which to satisfy the unsatisfied condition for a period of up to ten (10) additional days, by giving notice thereof to Purchaser within such ten (10) Business Day period. Further, Purchaser shall have the right to waive the unsatisfied condition or conditions, by notice to Seller within five (5) Business Days after expiration of the applicable satisfaction period, without satisfaction having occurred, in which event the Closing Date shall be the date which is five (5) Business Days after Seller’s receipt of Purchaser’s waiver notice.

8.3.2           If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions, other than any unmet or unsatisfied conditions arising out of a breach by either party of any of its representations and warranties hereunder of which the other party has no knowledge as of Closing.

8.4            Representations and Warranties. All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent the facts and circumstances underlying such representations and warranties may have changed as of the Closing. For purposes hereof, a representation or warranty shall not be deemed to have been breached if the representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts or circumstances which (i) pursuant to the terms of this Agreement are permitted to have occurred or (ii) are not within the reasonable control of Seller; provided, however, in the case of item (ii), Purchaser shall nevertheless have the right, as its sole remedy, to terminate this Agreement pursuant to Section 8.3.

ARTICLE 9 CLOSING

9.1            Closing Date. The consummation of the transaction contemplated hereby (the “Closing”) will take place at the office of Title Agent, via an escrow closing, on October 28, 2016 (with time being of the essence with respect thereto), or such earlier date as Seller and Purchaser may mutually agree upon in writing (the “Closing Date”); provided, however, Purchaser shall have a one-time right to extend the Closing Date to November 29, 2016 by so notifying Seller, Escrow Agent and Title Agent on or before October 24, 2016 provided that within one (1) Business Day after Purchaser’s delivery of such extension notice, Purchaser must deliver to Escrow Agent an additional Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00) (the “Extension Deposit”). The Extension Deposit, upon receipt by Escrow Agent, shall be deposited in the same escrow account as was deposited the Deposit and after receipt by the Escrow Agent shall be included within the definition of and shall be a part of the “Deposit”. Purchaser and Seller agree to finalize and execute all documents necessary for the consummation of the transaction contemplated herein, including but not limited to the settlement statement, and to deliver all such documents to the Title Agent in escrow not later than the end of the Business Day immediately preceding the Closing Date in order to ensure the orderly and timely transfer of all funds necessary for Closing by not later than 3:00 p.m. (Eastern time) on the Closing Date.

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9.2            Seller’s Obligations at the Closing. At the Closing, Seller will do, or cause to be done, the following:

9.2.1           Closing Documents. Seller shall execute, acknowledge (if necessary) and deliver originals of the following documents:

9.2.1.1           Limited Warranty Deed in the form of Exhibit C hereto (the “Deed”), Seller and Purchaser agreeing that the Deed will contain a Restriction Against Condominium Conversion;

9.2.1.2           Bill of Sale in the form of Exhibit D hereto;

9.2.1.3           Assignment and Assumption Agreement in the form of Exhibit E hereto;

9.2.1.4           Letters to each tenant under the Leases in the form of Exhibit F hereto, notifying tenants of the conveyance of the Property to Purchaser and advising them that, following the Closing Date, all future payments of rent are to be made in the manner set forth therein;

9.2.1.5           Settlement statement showing all of the payments, adjustments and prorations provided in Section 9.5 and otherwise agreed upon by Seller and Purchaser;

9.2.1.6           A rent roll for the Property dated as of the Closing Date;

9.2.1.7           Subject to Section 8.4, a certificate stating that each of Seller’s representations and warranties contained in this Agreement is true and correct in all material respects as of the Closing Date;

9.2.1.8           An Owner’s Affidavit in the form of Exhibit G attached hereto (the “Owner’s Affidavit”). Seller shall also deliver to the Title Agent and the Purchaser (i) such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the Deed and the other documents required to be executed by Seller on behalf of Seller and (ii) the items required by Title Company to satisfy all of the requirements thereunder applicable to Seller; and

9.2.1.9           Copies of notices of termination of such other Contracts that Purchaser elected to have terminated in accordance with Section 7.1.2.

9.2.2           Original Property Information Documents. Seller will deliver to Purchaser originals within Seller’s possession of all items constituting the Property Information referenced in Article 4.

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9.2.3           Possession. Seller will deliver to Purchaser possession of the Property, subject to the Leases.

9.2.4           Keys. Seller will deliver to Purchaser all keys for the Property in the possession or subject to the control of Seller, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any.

9.2.5           Costs. Seller will pay all costs allocated to Seller pursuant to Section 9.5 of this Agreement.

9.3            Purchaser’s Obligations at the Closing. At the Closing, Purchaser will do, or cause to be done, the following:

9.3.1           Closing Documents. At Closing, Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:

9.3.1.1           Assignment and Assumption Agreement in the form of Exhibit E hereto;

9.3.1.2           Settlement statement showing all of the payments, adjustments and prorations provided for in Section 9.5 and otherwise agreed upon by Seller and Purchaser;

9.3.1.3           Such evidence as may be reasonably required by the Title Agent with respect to the authority of the person(s) executing the documents required to be executed by Purchaser on behalf of Purchaser and the items required under the Commitment to satisfy all of the requirements thereunder applicable to Purchaser; and

9.3.1.4           A certificate stating that each of Purchaser’s representations and warranties contained in this Agreement is true and correct as of Closing.

9.3.2           Payment of Consideration. Purchaser shall pay to Escrow Agent by bank wire transfer of immediately available funds at Closing the Purchase Price in accordance with Article 2 of this Agreement (subject to the credits, prorations and adjustments provided hereby). The net closing proceeds due to Seller shall be wire transferred to such account or accounts as Seller may designate, and actually received in such account or accounts, not later than 3:00 p.m. (Eastern time) on the Closing Date (the “Wiring Deadline”), with time being strictly of the essence with respect thereto.

9.3.3           Costs. Purchaser will pay all costs allocated to Purchaser pursuant to Section 9.5 of this Agreement.

9.4            Escrow. The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with the Escrow Agent.

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9.5            Costs and Adjustments at Closing.

9.5.1           Expenses. Seller shall pay (a) the fees of any counsel representing Seller in connection with this transaction, (b) Georgia transfer tax for recording the Deed conveying the Property to Purchaser, (c) the cost to cure any title matter which Seller is obligated or has elected to cure pursuant to this Agreement, (d) one-half (1/2) of the escrow fee charged by Title Agent, provided that the total escrow fee does not exceed $1,000 and (e) one-half (1/2) of any fees charged by the Escrow Agent, provided that the total escrow fee does not exceed $1,000. Purchaser shall pay (i) the fees of any counsel representing Purchaser in connection with this transaction, (ii) costs and expenses related to the Survey, (iii) the costs and expenses related to all of Purchaser’s due diligence studies and investigations, (iv) one-half (1/2) of the escrow fee charged by Title Agent, provided that the escrow total fee does not exceed $1,000, and any fees charged by Escrow Agent, provided that the escrow total fee does not exceed $1,000, (v) all costs related to Purchaser’s financing of the Property (including, but not limited to, documentary stamp taxes and non-recurring intangible taxes in connection therewith), if applicable, (vi) other than the costs to cure any title matter which Seller is obligated to cure or has elected to cure pursuant to this Agreement in accordance with clause (c) in the preceding sentence, all charges and costs for owner’s and lender’s title insurance policy premiums, including the costs of any endorsements and extended coverage, (vii) costs and fees for title search and examination, and (viii) recording fees. Any other costs or expenses incident to this transaction and the closing thereof not expressly provided for above shall be allocated between and paid by the parties in accordance with custom and practice in Fulton County, Georgia.

9.5.2           Real Estate and Personal Property Taxes. Real estate, personal property and ad valorem taxes for the year in which the Closing occurs will be prorated between Seller and Purchaser as of the Apportionment Time (as hereinafter defined) on the basis of actual bills therefor (using the highest available discounted rate), if available. If such bills are not available, then such taxes and other charges shall be prorated on the basis of the most currently available tax bills and, thereafter, promptly re-prorated upon the availability of actual bills for the applicable period. Any and all rebates or reductions in taxes received subsequent to Closing for the calendar year in which Closing occurs, net of costs of obtaining the same (including without limitation reasonable attorneys’ fees) and net of any amounts due to tenants, shall be prorated as of the Apportionment Time, when received. The current installment of all special assessments, if any, which are a lien against the Property at the time of Closing and which are being or may be paid in installments shall be prorated as of the Apportionment Time. As used herein, the term “Apportionment Time” shall mean 11:59 p.m. Eastern time on the date immediately prior to the Closing Date.

9.5.3           Lease Security Deposits. At Closing, Seller shall pay to Purchaser, as a credit against the Purchase Price, an amount equal to all security deposits and other deposits held by Seller under the Leases (together with accrued interest thereon required by law or by the terms of the Leases), and thereafter Purchaser shall be solely obligated for the return of such security deposits and other deposits.

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9.5.4           Rents. All rents and other costs or charges paid by tenants under the Leases shall be prorated as of the Apportionment Time, to the extent actually collected by Seller. Rents delinquent as of the Closing Date will not be prorated. If Seller collects any unpaid or delinquent rent or reimbursements for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent or reimbursement which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter. Rents collected within 90 days after the Closing by Purchaser must be applied first against rents attributable to the period after the Closing, until all of such rents have been collected, and then to rents attributable to the period before the Closing. Purchaser will remit to Seller any rents collected by Purchaser within 90 days after Closing that, in accordance with this Section 9.5.4, are allocable to the period before the Closing. Seller and Purchaser agree that all rent and reimbursements received by Seller or Purchaser after the Closing shall be applied first to current rentals and reimbursements and then to delinquent rentals and reimbursements, if any, in inverse order of maturity (i.e. any such collected rent shall be allocated to the most recent delinquent period first), and that any rent or reimbursements received by Purchaser more than ninety (90) days after Closing shall belong to Purchaser. Purchaser will make a good faith effort after Closing to collect all rents and reimbursements in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents or reimbursements, nor shall Seller have any right to bring an action against or otherwise attempt to collect any delinquent amounts from existing tenants of the Property.

9.5.5           Utilities. Water, sewer, electric, fuel (if any) and other utility charges, other than those for which tenants under Leases are responsible directly to the provider, shall be accounted for as provided in this Section 9.5.5 as of the Apportionment Time. If consumption of any of the foregoing is measured by meter, Seller shall, prior to the Closing Date, endeavor to obtain a reading of each such meter and a final bill as of the Closing Date, and Purchaser shall establish new accounts with the utilities, all on a basis so as to avoid any interruption in utilities to the Property. Seller shall be entitled to retain any utility security deposits to be refunded. At Closing, Purchaser shall post substitute utility security deposits to replace those previously paid by Seller or, if the utility provider will not refund such deposits to Seller, Seller shall be reimbursed therefor by Purchaser at Closing. Only if there is no such meter or if the bill for any of the foregoing shall have not been issued as of the Closing Date, the charges therefor shall be adjusted as of the Apportionment Time on the basis of the charges for the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the current period are issued.

9.5.6           Contracts. All payments made or required under Contracts assumed by Purchaser shall be adjusted and apportioned as of the Apportionment Time.

9.5.7           Insurance Policies. Premiums on insurance policies will not be adjusted. As of the Closing Date, Seller will terminate its insurance coverage and Purchaser will obtain its own insurance coverage.

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9.5.8           Closing Statement. Not later than two (2) Business Days prior to the Closing, Seller or its agents or designees shall prepare, and promptly thereafter, Seller and Purchaser shall jointly agree upon, a closing statement (the “Closing Statement”) that will show the net amount due either to Seller or to Purchaser as the result of the adjustments and prorations provided for in this Agreement, and such net due amount shall be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing, as applicable. Not later than the date that is one hundred eighty (180) days after the Closing Date, Seller and Purchaser shall jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items that are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Seller or Purchaser, if any, by reason of adjustments to the Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within five (5) Business Days following that party's receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items that are not capable of being determined at the time the Final Closing Statement as agreed to by Seller and Purchaser, which items shall be determined and paid promptly as soon as they are capable of being determined and except for other amounts payable hereunder pursuant to provisions which survive the Closing. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Property during normal business hours upon reasonable advance notice) in order to make the preliminary and final adjustments and prorations provided for herein.

9.5.9           Survival. The provisions of this Section 9.5 shall survive Closing.

ARTICLE 10 DAMAGE AND CONDEMNATION

10.1          Damage. If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever, Seller shall promptly (but in no event more than five (5) days thereafter) give Purchaser written notice of such damage.

10.1.1           Minor Damage. If the cost for repairing such damage is less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the right at Closing to receive the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property; provided, however, if any such repairs are necessary to avoid further damage to the Property or for the protection of life and/or property, Seller shall promptly undertake such repairs.

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10.1.2           Major Damage. If the cost for repairing such damage exceeds One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the option, exercisable by written notice delivered to Seller within five (5) Business Days after Seller’s notice of damage to Purchaser, either (i) to receive the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price (and the Closing Date shall be extended on a day per day basis as necessary to take into account such notice and response periods), and Seller shall have no further liability or obligation to repair such damage or to replace the Property provided, however, if any such repairs are necessary to avoid further damage to the Property or for the protection of life and/or property, Seller shall promptly undertake such repairs; or (ii) to terminate this Agreement. If Purchaser elects to terminate this Agreement, Purchaser shall give notice to Seller thereof, the Deposit shall be returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Purchaser fails to notify Seller within such five (5) Business Day period of Purchaser’s election to terminate this Agreement, then Purchaser shall be deemed to have elected option (i), and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement (and the Closing Date shall be extended on a day per day basis as required to take into account such notice and response periods).

10.2          Condemnation and Eminent Domain. If, prior to Closing, all or any part of the Property is taken by eminent domain or any proceedings for the taking by eminent domain of all or any part of the Property is commenced or Seller and the condemning authority enter into discussions regarding Seller's delivery of a deed in lieu thereof, then Seller shall promptly (but in no event later than five (5) Business Days), provide Purchaser with written notice thereof and Purchaser, at its option within five (5) Business Days after receiving notice thereof from Seller, may terminate its obligation to complete the transfer of the Property in which case the Deposit will be returned to Purchaser. If Purchaser elects to complete the transfer of the Property notwithstanding a taking by eminent domain or proceeding therefore or deed in lieu thereof, Purchaser shall pay the entire Purchase Price, without setoff or reduction, and Seller will deliver to Purchaser at Closing, through the closing escrow, all condemnation proceeds previously received by Seller and an assignment of Seller's rights with respect to all uncollected condemnation proceeds (in either case, net of proceeds allocable to loss of use of the Property for the period through the Closing Date and reasonable costs incurred by Seller in connection with such proceedings) and such documents as Purchaser may reasonably request to substitute itself for Seller in any pending eminent domain proceedings. In any such event the Closing Date shall be extended on a day per day basis as required to take into account such notice and response periods.

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ARTICLE 11 REMEDIES AND ADDITIONAL COVENANTS

11.1          Seller Default At or Before Closing. If Seller is in breach or default of any of its obligations or agreements hereunder when performance is required on or prior to the Closing Date, or if any of the representations contained in Section 6.1 should be false in any material respect (subject to the provisions of Section 8.4) and Purchaser shall become actually aware of same on or prior to the Closing Date and Purchaser shall not have waived its claims with regard to same pursuant to this Agreement, then Purchaser shall give Seller written notice of such breach or default on or prior to the Closing Date and Seller shall have ten (10) Business Days from the date of receipt of such notice to cure such breach or default and the Closing Date shall be extended accordingly. If Seller fails to cure such breach or default within such ten (10) Business Day period, then Purchaser shall have the right, at its sole option and as its sole remedy, and Purchaser hereby waives its right to pursue any other remedy at law or in equity, and as Purchaser’s sole and exclusive remedy, to either (i) terminate this Agreement by written notice to Seller and the Escrow Agent, in which event the Deposit shall be returned to Purchaser, Purchaser shall be entitled to receive from Seller (and to bring an action against Seller if Seller fails to comply) for reimbursement of Purchaser's direct third party out-of-pocket costs and expenses actually incurred in connection with this Agreement, including reasonable attorneys’ fees, and the inspection, acquisition and financing of the Property, including, without limitation, any forfeited good faith and/or rate lock deposits, in a maximum amount not to exceed an aggregate of One Hundred Thousand and 00/100 Dollars ($100,000.00), whereupon neither party shall have any further rights, duties or obligations hereunder other than the obligations and rights set forth herein that expressly survive the termination of this Agreement, or (ii) pursue specific performance of the obligations of Seller hereunder. As a condition precedent to Purchaser’s exercising any right it may have to bring an action for specific performance hereunder, Purchaser must commence such action for specific performance within thirty (30) days after the scheduled Closing Date. Purchaser agrees that its failure to timely commence such an action for specific performance within such thirty (30) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against the Property. The foregoing notwithstanding, if the Purchaser elects to undertake an action for specific performance and such action is barred or otherwise unavailable as a result of the wrongful or intentional bad acts of Seller, including, but not limited to, the conveyance of title to the Property to a party other than Purchaser after the Effective Date, Purchaser shall be entitled to recover its actual damages in connection with such default; provided, however, in any such case the maximum recovery that Purchaser may receive will be capped at $760,000. Except as specifically set forth above, in no event shall Purchaser seek, or Seller be liable for, any damages to Purchaser, including, without limitation, punitive or consequential damages; except that Purchaser shall have the right to pursue an action against Seller for Purchaser’s actual damages suffered on account of a default by Seller under Section 12.2 of this Agreement. The foregoing part of this Section 11.1 to the contrary notwithstanding, Seller shall not be entitled to any notice and right to cure with respect to those matters to be performed by Seller on the Closing Date and as a part of the Closing.

11.2          Seller Default From and After Closing. Subject to the limitations set forth in Section 6.4 of this Agreement, if Seller is in breach or default of any of its obligations or agreements hereunder that survive the Closing when performance is required, including, without limitation, any obligations or agreements under the documents delivered at Closing by Seller pursuant to Section 9.2.1 of this Agreement, or if any of the Express Representations should be false in any material respect and Purchaser shall first become actually aware of same after the Closing Date, then Purchaser shall give Seller written notice of such breach or default of such obligation, agreement or representation hereunder prior to the expiration of the applicable survival period of such breach or default and Seller shall, to the extent the same is curable, have fifteen (15) days from the date of receipt of such notice to cure such breach or default. If Seller fails to cure such breach or default within such fifteen (15) day period, and the reasonably estimated losses or damages sustained as a result of Seller’s failure or inability to perform any of its obligations, agreements or Express Representations hereunder exceed Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the “Floor”), then Seller shall be liable for the actual direct damages suffered by Purchaser due to such uncured breach or default from the first dollar of loss. Notwithstanding anything to the contrary contained herein, (i) in no event shall Seller be liable to Purchaser for damages in an aggregate amount in excess of Seven Hundred Sixty Thousand and 00/100 Dollars ($760,000.00), (ii) Seller’s inability to satisfy a condition of this Agreement shall not be considered a default by Seller hereunder unless such inability results from the breach of any of Seller’s representations set forth in Section 6.1 or the breach of Seller’s express covenants and obligations hereunder, and (iii) if Purchaser has knowledge of a default by Seller on the Closing Date and Purchaser elects to close the transaction contemplated herein, Purchaser shall be deemed to have irrevocably waived such default and Seller shall not have any liability with respect to such default.

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11.3         Purchaser Default. The parties acknowledge and agree that Seller should be entitled to compensation for any detriment suffered if Purchaser fails to consummate the purchase of the Property if and when required to do so under the terms of this Agreement, but agree that it would be extremely difficult to ascertain the extent of the actual detriment Seller would suffer as a result of such failure. Consequently, if Purchaser fails to consummate the purchase of the Property on the Closing Date or fails to perform any of its other covenants in any material respect, or otherwise defaults in its obligations hereunder, then Seller shall give Purchaser written notice of such breach or default on or prior to the Closing Date and Purchaser shall have ten (10) Business Days from the date of receipt of such notice to cure such breach or default and the Closing Date shall be extended accordingly. If Purchaser fails to cure such breach or default within such ten (10) Business Day period, then Seller shall be entitled to terminate this Agreement by giving written notice thereof to Purchaser, in which event the Deposit shall be paid to Seller as fixed, agreed and liquidated damages, and, after the payment of the Deposit to Seller, neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination, except that Seller shall have the right to pursue an action against Purchaser for Seller’s actual damages suffered on account of a default by Purchaser under Sections 5.1.5, 12.2, and 15.17 of this Agreement; provided, however, nothing contained herein shall entitle Seller to consequential or punitive damages or any other sums in excess of Seller’s actual damages. The foregoing part of this Section 11.3 to the contrary notwithstanding, Purchaser shall not be entitled to any notice and right to cure with respect to those matters to be performed by Purchaser on the Closing Date and as a part of the Closing.

11.4         Delivery of Materials. Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Purchaser shall promptly deliver to Seller all Property Information provided to Purchaser by Seller, including copies thereof in any form whatsoever, including electronic form. The obligations of Purchaser under this Section 11.4 shall survive any termination of this Agreement.

ARTICLE 12 BROKERAGE COMMISSION

12.1         Brokers. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction, except for Jones Lang LaSalle (“Seller’s Broker”) and that Seller has not taken any action which would result in any real estate broker’s or finder’s fees or commissions being due and payable to any party other than Seller’s Broker with respect to the transaction contemplated hereby. Seller will be solely responsible for the payment of Seller’s Broker’s commission in accordance with the provisions of a separate agreement. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction and that Purchaser has not taken any action which would result in any real estate broker’s or finder’s fees or commissions being due or payable to any party with respect to the transaction contemplated hereby.

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12.2         Indemnity. Each party hereby indemnifies and agrees to hold the other party harmless from and against any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 12. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 12.2 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 13 NOTICES

13.1         Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.

13.2         Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by FedEx or a similar nationally recognized overnight courier service or (iv) by email transmission, provided in the case of any email notice the party providing such notice shall, on the same day, deposit the notice with FedEx or a similar nationally recognized overnight courier service, for next day delivery. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

13.3         Addresses. The addresses for proper notice under this Agreement are as follows:

As to Seller:	GGT LMI City Walk GA, LLC c/o Lennar Multifamily Communities, LLC 201 South Tryon, Suite 1000 Charlotte, NC 28202 Attention: John W. Gray E-mail: John.Gray@Lennar.com

With copies to:	GGT LMI City Walk GA, LLC c/o Lennar Multifamily Communities, LLC 6285 Barfield Road, Suite 300 Atlanta, GA 30328 Attention: Christopher P. Cassidy E-mail: Chris.Cassidy@livelmc.com and:

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Lennar Corporation

700 NW 107th Avenue

Suite 400

Miami, FL 33172

Attention: Michael M. O’Connell, Esq., Transactions Counsel

Email: Michael.oconnell@lennar.com

and:

CNL Financial Group

450 South Orange Avenue

Orlando, FL 32801

Attention: Mike Tetrick, Senior Vice President Fund Management

Email: mike.tetrick@cnl.com

and:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

450 South Orange Avenue, Suite 200

Orlando, Florida 32801-3344

Attention: Laura M. Walda, Senior Associate

Email: laura.walda@lowndes-law.com

and:

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway, Suite 1800

Atlanta, GA 30339

Attention: Sanford H. Zatcoff, Esq.

E-mail: szatcoff@hnzw.com

As to Purchaser:	Bluerock Real Estate, LLC 712 Fifth Avenue, 9th Floor New York, New York 10019 Attention: Michael L. Konig, Esq.

With a copy to:	Kaplan Voekler Cunningham & Frank, PLC 1401 East Cary Street Richmond, Virginia 23219 Attention: S. Edward Flanagan., Esquire Telephone: (804) 823-4023 Email: eflanagan@kv-legal.com

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As to Escrow Agent:	First American Title Insurance Company Six Concourse Parkway, Suite 2150 Atlanta, Georgia 30328 Attention: Deborah Goodman Telephone: (770) 390-6510 Email: dgoodman@firstam.com

As to Title Company:	First American Title Insurance Company 5 First American Way Santa Ana, CA 92707 Attention: Jeff DeGood Telephone: (803) 767-1671 Email: jdegood@firstam.com

As to Title Agent:	Madison Title Agency, LLC National Title Services 1125 Ocean Avenue Lakewood, New Jersey 08701 Attention: Daniela Graca Telephone: (732) 333-1026 Email: Daniela@madisontitle.com

Either party may from time to time by written notice to the other party designate a different address for notices. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), (iii) or (iv) of this Section 13.3.

ARTICLE 14 ASSIGNMENT

Neither party shall have the right to assign this Agreement without the prior written consent of the other, which consent may be granted or withheld in the sole and absolute discretion of the party whose consent has been requested. Seller hereby consents to an assignment at Closing by Purchaser of its interest in this Agreement to one or more affiliates of Purchaser without further evidence of such affiliate’s financial capability to consummate Closing hereunder, provided that each such affiliate shall assume, in writing (by execution of an assignment and assumption agreement satisfactory to Seller), all of Purchaser’s obligations under this Agreement (including on a joint and several basis if assigned to more than one affiliate), and Purchaser shall remain liable for Purchaser’s obligations under this Agreement.

ARTICLE 15 MISCELLANEOUS

15.1       Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings.

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15.2       Modifications. This Agreement may not be modified except by the written agreement of the parties.

15.3       Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

15.4       Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.

15.5       Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

15.6       Controlling Law. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Georgia (without reference to conflicts of laws principles).

15.7       Exhibits. All exhibits, attachments, schedules, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.

15.8       No Rule of Construction. Seller and Purchaser have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by both Seller and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement.

15.9       Severability. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to Seller’s obligations to convey the Property and Purchaser’s obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein, provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision.

15.10     Time of Essence. Time is important to both Seller and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. The final day of any such period shall be deemed to end at 5:00 p.m., Eastern time.

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15.11     Business Days. “Business Day” means any day on which business is generally transacted by banks in the State of Georgia. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.

15.12     No Memorandum. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

15.13     Press Releases. Prior to Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel, provided, however, if Purchaser or Seller, or a direct or indirect owner of either of them, on the advice of counsel, is legally obligated to make such disclosure under applicable laws, including with respect to any public reporting, any such press release by Purchaser or Seller, or a direct or indirect owner of either of them, shall be in the form required for Purchaser or Seller to satisfy such obligations.

15.14     Attorneys’ Fees and Costs. If litigation is commenced by Purchaser or Seller against the other party in connection with this Agreement or the Property, the party prevailing in the litigation will be entitled to collect from the other party the expense (including reasonable fees, costs and disbursements of attorneys, experts and other professionals and court costs) incurred in connection with the litigation, both prior to and during any appellate proceedings, said agreement to survive Closing and any termination of this Agreement.

15.15     Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party to purchase or sell the Property. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing.

15.16     Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLER AND PURCHASER HEREUNDER, PURCHASER’S OWNERSHIP OR USE OF THE PROPERTY, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE PROPERTY.

15.17     Confidentiality.

15.17.1         Except as provided otherwise in this Section 15.17, Purchaser and Seller, for the benefit of each other, hereby agree that neither of them will release or cause or permit to be released to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto, which may be granted or withheld in the sole discretion of the other party. However, each party consents to any disclosure of this Agreement which the other party reasonably believes is required by law or which is recommended in good faith by counsel to such other party.

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15.17.2         It is understood that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement on a confidential basis with any of its attorneys, accountants, professional consultants, financial advisors, rating agencies, or potential lenders, as the case may be, or prevent any party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. Notwithstanding anything contained in this Agreement to the contrary, at all times during the term of this Agreement, Purchaser may disclose any of the Property Information and any information obtained by Purchaser in connection with its investigations of the Property (i) to Purchaser's architects, attorneys, engineers and consultants, and to Purchaser's directors, officers, employees, lenders and prospective lenders, tenants and prospective tenants, joint venture partners and prospective joint venture partners and investors and prospective investors (all being collectively referred to as the "Related Parties") and (ii) as required to comply with reporting obligations imposed by law or undertakings to investors or creditors in connection with the business of Purchaser or its affiliates or to respond to a subpoena, civil investigative demand or similar process issued to Purchaser or any of its affiliates or any of their respective representatives. Purchaser shall take reasonable actions to ensure that any Related Parties to whom such documents, items or information are furnished do not make the same available or disclose the contents thereof to any other person other than as permitted by this paragraph, and Purchaser shall be responsible for violation of this Section 15.7 by any of Purchaser’s Related Parties.

15.17.3         In addition to any other remedies available to Seller and Purchaser, Seller and Purchaser shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party or its representatives in order to enforce the provisions of this Section 15.17.

15.17.4         Notwithstanding any other provision of this Agreement, the provisions of Section 15.17 shall survive the termination of this Agreement for one (1) year following the Effective Date, but shall not survive Closing.

15.18     Jurisdiction and Service of Process. The parties hereto agree to submit to personal jurisdiction in the State of Georgia in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the State of Georgia and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Purchaser hereby irrevocably designates its general counsel, Michael Konig, as its agent for service of process in connection with any matter relating to this Agreement. The provisions of this Section 15.18 shall survive the Closing or the termination hereof.

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15.19     Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against the Seller Knowledge Individual or any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 15.19, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller’s Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller’s Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The foregoing notwithstanding, nothing herein is intended to prohibit Purchaser from tracing funds distributed to Seller’s Affiliates after Closing in the event that Seller has disbursed the Purchase Price proceeds and is, as a result thereof, insolvent or otherwise unable to satisfy its obligations under this Agreement. The provisions of this Section 15.19 shall survive the termination of this Agreement and the Closing.

15.20     Tax Deferred Exchange. The parties acknowledge that it may be the intent of each party to complete an Internal Revenue Code Section 1031 Tax Deferred Exchange (an “Exchange”). Seller and Purchaser agree to cooperate in the manner necessary to complete said Exchange at no additional cost or liability to the non-exchanging party. Each party agrees to cooperate with the other’s assignees and designees by taking any action which may be reasonably and lawfully requested in structuring the sale of the Property as a tax deferred exchange, provided that (i) neither party shall be required to pay any increased costs solely as a result of so cooperating, (ii) neither party makes any representation or warranty whatsoever that the transaction will qualify as a tax deferred exchange, (iii) closing shall be accomplished through a qualified intermediary; (iv) the Exchange shall not delay the time for Closing of the transaction as herein specified, and (v) the non-exchanging party shall not be required to take title to any other real estate. Furthermore, the Closing Date may not be postponed solely to effectuate an Exchange.

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15.21     Post-Closing Obligations Regarding Financial Information. Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission [“SEC”]), audited financial statements, pro forma financial statements and other financial information related to the Property for up to one (1) fiscal year prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). If Purchaser or its principals give notice to Seller that it is (or they are) obligated to provide such information, following the Closing and for a period of ninety (90) days thereafter, Seller agrees to use its commercially reasonable efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to (i) incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same, (ii) provide information that was previously made available to Purchaser or (iii) make any representations or warranties other than those contained herein. For a period of ninety (90) days after Closing, Seller shall maintain, and after reasonable advance written notice from Purchaser, Seller shall provide access to such books and records of Seller and its property manager reasonably related to the Property except as otherwise limited by this Section 15.21. Further, so long as the persons in charge of management of the Property at the time of Closing remain in the employ of Seller or an affiliate of Seller (including its property manager), after reasonable written notice to Seller, it will make such persons available for interview; provided, however, that Seller shall be allowed to have other representatives present during any such interviews. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s, or any of Seller's affiliates’ or partners’ (collectively with Seller, the "Seller Financial Parties"), capital structure or debt, (b) any Seller Financial Parties' financial analyses or projections, investment analyses, account summaries or other documents prepared solely for any Seller Financial Parties' internal purposes or not directly related to the operation of the Property, (c) any Seller Financial Parties' tax returns, or (d) any Seller Financial Parties' financial statements (other than Property-level financial statements otherwise required pursuant to this Section 15.21). Purchaser acknowledges and agrees that Purchaser may not use any information provided pursuant to this Section 15.21 or the results of its review or interviews pursuant to this Section 15.21 to pursue any claim against any Seller. As used above, “persons in charge of management of the Property” shall be defined to mean Jennifer Spara and Tim O’Keefe.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

SELLER:

GGT LMI CITY WALK GA, LLC,
a Delaware limited liability company

By:	LMI City Walk Investor, LLC, a Delaware limited liability company, its Operating Member

	By:	Lennar Multifamily Communities, LLC, a Delaware limited liability company, its sole member

		By:	/s/ Chris Cassidy
		Name:	Chris Cassidy
		Its:	Vice President

PURCHASER:

BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

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EXHIBIT A

LEGAL DESCRIPTION

ALL THAT TRACT OF LAND in Land Lot 426 of the 1st District, 2nd Section, City of Roswell, Fulton County, Georgia, containing approximately 10.680 acres as shown on Lot Combination Plat for Roswell Commons Group, L.P. prepared by Michael C. Sanford, Georgia Registered Land Surveyor No. 3179 of Planners and Engineers Collaborative, dated July 10, 2013, filed November 7, 2013, recorded in Plat Book 368, pages 90-94, Fulton County, Georgia records.

TOGETHER WITH all easements appurtenant to the above described parcel as set forth in that certain Drainage Easement Agreement dated November 14, 2013 among Roswell Commons Group, L.P., Habitat for Humanity of North Fulton, Inc., Norcross Village Homeowners Association, Inc., Roswell Landings Condominium Association, Inc. and Liberty Lofts and Townhomes Association, Inc., recorded or to be recorded in the Fulton County, Georgia records.

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EXHIBIT B

ESCROW AGREEMENT

_________ ___, 2016

FIRST AMERICAN TITLE INSURANCE COMPANY

Six Concourse Parkway, Suite 2150

Atlanta, Georgia 30328

Attention: Deborah Goodman

Telephone: (770) 390-6510

Email: dgoodman@firstam.com

Ladies/Gentlemen:

Reference is made to that certain Purchase and Sale Agreement dated of even date herewith (the “Purchase Agreement”), between GGT LMI CITY WALK GA, LLC, a Delaware limited liability company (“Seller”), and BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company_ (“Purchaser”). All terms used herein which are defined in the Purchase Agreement shall have the meanings ascribed thereto in the Purchase Agreement, unless otherwise defined herein.

Purchaser and Seller have agreed to select First American Title Insurance Company to serve as “Escrow Agent” with respect to the Deposit to be made by Purchaser pursuant to (and as defined in) the Purchase Agreement. The purpose of this Escrow Agreement is to prescribe instructions governing the services of Escrow Agent with respect to the Deposit.

Purchaser, Seller and Escrow Agent agree as follows:

1.          Seller and Purchaser hereby engage Escrow Agent to serve as the escrow agent with respect to the Deposit, and Escrow Agent hereby accepts such engagement.

2.          Upon receipt of the Initial Deposit and, if made, the Second Deposit, and, if made, the Extension Deposit, from Purchaser, Escrow Agent agrees to invest such funds in accordance with the provisions of Section 2.2.2 of the Purchase Agreement.

3.          Escrow Agent shall disburse the Deposit and all interest earned thereon in accordance with the terms and conditions of the Purchase Agreement.

4.          In the event of any dispute between Purchaser and Seller regarding the disbursement or return, as the case may be, of the Deposit, or in the event that Escrow Agent shall receive conflicting demands or instructions with respect thereto, Escrow Agent shall withhold such disbursement or return, as the case may be, until such dispute is resolved; provided, however, that prior to the expiration of the Study Period Purchaser shall be entitled to the distribution of the Deposit for any reason and Seller shall not be entitled to dispute same. Alternatively, Escrow Agent shall be entitled to deposit the Deposit into a court of general jurisdiction in Fulton County, Georgia, and to interplead Purchaser and Seller in connection therewith. Purchaser and Seller hereby consent to the jurisdiction of such court in connection with any such dispute.

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5.          Escrow Agent shall be entitled to reasonable compensation (not to exceed $1,000 in the aggregate) for its services pursuant to this Escrow Agreement, such compensation to be paid one-half by Seller and one-half by Purchaser.

6.          Escrow Agent shall not be liable for any damage, liability or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to the Purchase Agreement or this Escrow Agreement, except for any damage, liability or loss resulting from the willful or negligent conduct of the Escrow Agent or any of its officers or employees.

7.          All notices, demands and requests required or permitted to be given under this Escrow Agreement must be in writing, addressed to the parties at their respective addresses set forth below, and must be delivered (i) by hand delivery, (ii) by nationally recognized overnight courier service, marked for delivery on the next business day, (iii) by United States certified mail, return receipt requested, postage prepaid or (iv) by email transmission, provided in the case of any email notice the party providing such notice shall, on the same day, deposit the notice with FedEx or a similar nationally recognized overnight courier service, for next day delivery. Notices shall be effective upon receipt. The initial addresses of the parties shall be as set forth in the Purchase Agreement. Any party may designate a change of address by written notice to the other parties in accordance with the provisions set forth above, which notice shall be given at least two (2) Business Days before such change of address is to become effective. Notices may be delivered by counsel to a party on behalf of such party. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (i), (ii) or (iii) of this Paragraph 7.

8.          The instructions contained herein may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by both Seller and Purchaser and acknowledged by Escrow Agent.

9.          Purchaser and Seller reserve the right, at any time and from time to time, to substitute a new escrow agent in place of Escrow Agent.

10.        This Escrow Agreement is intended solely to supplement and implement the provisions of the Purchase Agreement and is not intended to modify, amend or vary any of the rights or obligations of Purchaser or Seller under the Purchase Agreement.

[Signatures contained on following page.]

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Please confirm your acceptance of the terms and conditions of this Escrow Agreement by signing and dating three (3) copies hereof at the place indicated below.

Sincerely,

SELLER:

GGT LMI CITY WALK GA, LLC,
a Delaware limited liability company

By:	LMI City Walk Investor, LLC, a Delaware limited liability company, its Operating Member

	By:	Lennar Multifamily Communities, LLC, a Delaware limited liability company, its sole member

By:
Name:
Its:

PURCHASER:

BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company

By:
Name:
Title:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

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EXHIBIT C

After recording, please return to:

Form of Limited Warranty Deed

LIMITED WARRANTY DEED

THIS INDENTURE (“Deed”) is made effective as of _____________, 2016 by and between GGT LMI CITY WALK GA, LLC, a Delaware limited liability company, as GRANTOR (the “Grantor”) and BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company, as GRANTEE (the “Grantee”).

WITNESSETH:

That, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, subject to the reservations, terms, conditions, and provisions set forth below, Grantor has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does hereby grant, bargain, sell, alien, convey and confirm unto the said Grantee the following described real property (the “Property”):

See Exhibit A attached.

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE; subject, however, to the matters set forth on Exhibit B attached hereto and incorporated herein by this reference (the “Permitted Exceptions”).

AND THE GRANTOR, subject to and except for the terms and reservations set forth below and the Permitted Exceptions, will warrant and forever defend the right, title, and interest to the Property unto the Grantee against the claims of the Grantor and all others claiming by, through or under the Grantor.

By acceptance of this Deed, Grantee specifically consents to the terms set forth on Exhibit C attached hereto and incorporated herein by this reference, which covenants and conditions shall run with the land and title to the Property conveyed hereby. Grantee’s agreement to restrict the Property, as set forth on Exhibit C is a material part of the bargained for consideration in connection with the conveyance of the Property to Grantee and but for Grantee’s agreement to restrict the use of the Property as set forth on Exhibit C Grantor would not have conveyed the Property to Grantee.

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IN WITNESS WHEREOF, the Grantor has caused this instrument to be signed and its seal affixed by its member(s), manager(s) or corporate officer(s) duly authorized and acting on its behalf on the date first above written.

GRANTOR:

Signed, sealed and delivered this _____ day of ___________________, 2016 in the presence of:	GGT LMI CITY WALK, LLC, a Delaware limited liability company

By: LMI City Walk Investor, LLC, a Delaware limited liability company, its Operating Member
Unofficial Witness

By: Lennar Multifamily Communities, LLC, a Delaware limited liability company, its sole member
Notary Public My Commission Expires: _____

(Notary Seal)

By:
Name:
Its:

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EXHIBIT A

DESCRIPTION OF PROPERTY

ALL THAT TRACT OF LAND in Land Lot 426 of the 1st District, 2nd Section, City of Roswell, Fulton County, Georgia, containing approximately 10.680 acres as shown on Lot Combination Plat for Roswell Commons Group, L.P. prepared by Michael C. Sanford, Georgia Registered Land Surveyor No. 3179 of Planners and Engineers Collaborative, dated July 10, 2013, filed November 7, 2013, recorded in Plat Book 368, pages 90-94, Fulton County, Georgia records.

TOGETHER WITH all easements appurtenant to the above described parcel as set forth in that certain Drainage Easement Agreement dated November 14, 2013 among Roswell Commons Group, L.P., Habitat for Humanity of North Fulton, Inc., Norcross Village Homeowners Association, Inc., Roswell Landings Condominium Association, Inc. and Liberty Lofts and Townhomes Association, Inc., recorded or to be recorded in the Fulton County, Georgia records.

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EXHIBIT B

PERMITTED EXCEPTIONS

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EXHIBIT C

TO LIMITED WARRANTY DEED

RESTRICTIONS AGAINST CONDOMINIUM CONVERSION

The Property shall hereafter be held, transferred, sold, leased and encumbered, conveyed, and occupied, subject to the covenants, conditions, and restrictions set forth in numbered paragraphs 1 through 8 immediately following (collectively, the "Restrictive Covenants"), each of which is for, and shall inure to the benefit of the Benefited Persons:

1.          From and after the date hereof through and including March 29, 2016: (a) no Condominium shall be created covering the Property, (b) no Condominium Conversion shall be affected or implemented, nor shall a Condominium Project be created, with regard to the units within the Property, and (c) no Condominium Plat, Condominium Instruments or Declaration shall be filed affecting the Property. After March 29, 2026 these Restrictive Covenants shall automatically terminate and be null and void without any action being required by Grantor or any other Benefited Person.

2.          In the event of the violation or breach of any of the Restrictive Covenants, each Benefited Person shall have the right to prosecute a proceeding at law or in equity against the party or parties who have violated or are attempting to violate any of the Restrictive Covenants, to enjoin or prevent them from doing so, to cause such violation to be remedied, including without limitation, recovery of court costs and attorney fees in enforcing the Restrictive Covenants. Without limiting the foregoing, any party or parties who now or hereafter owns or acquires fee title in or to any portion of the Property shall, and does hereby, to the fullest extent permitted by law, indemnify, defend and hold each Benefited Person harmless from and against any and all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses (including, without limitation, attorneys' fees and costs of litigation), which any of the Benefited Persons may suffer, incur or be obligated to perform arising out of such party’s or parties’ breach or failure to strictly comply with the Restrictive Covenants, including, without limitation, all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses arising or accruing as a result of any claims by subsequent owners of any portion of the Property (including owners of condominium units or owners of a cooperative, as the case may be) relating to (a) the development, design and construction of the Property and any defects, breaches of contract, errors, omissions, or negligence in connection therewith, or (b) any omissions, misrepresentations or misstatements in any conversion, condominium or cooperative documents, or (c) any other liabilities that the Benefited Persons could be responsible for under applicable local law as a result of a Condominium Conversion. The foregoing notwithstanding, no owner of the Property shall be liable for the breach of the Restrictive Covenants which occurs prior to or after such owner’s period of ownership of the Property and any owner’s liability under the Restrictive Covenants shall be expressly released upon the conveyance of the Property by such owner for any breach of the Restrictive Covenants which occur following such conveyance. All remedies provided herein or at law or in equity shall be cumulative and not exclusive of any other remedy at law or in equity.

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3.          The Restrictive Covenants are appurtenant to and run with the Property, and shall be binding and enforceable against all parties having any right, title or interest in the Property, and their respective heirs, successors and assigns, and shall inure to the benefit of each Benefited Person.

4.          Failure on the part of any Benefited Person to complain of any act or failure to act to enforce the Restrictive Covenants irrespective of how long such failure continues shall not constitute a waiver by any of the Benefited Persons of the right to strictly enforce any violation of the Restrictive Covenants. Notwithstanding any provision hereof to the contrary, Grantor, in its sole discretion, may elect to waive or terminate any or all of the Restrictive Covenants; provided, however, that, no such waiver or termination shall be effective unless the same is set forth in a writing executed by Grantor and such writing is filed with the County Clerk of the Superior Court for the county in which the Property is located.

5.          If any term, covenant, condition or provision of the Restrictive Covenants, or the application thereof to any person, entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of the Restrictive Covenants or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

6.          Notwithstanding anything to contrary contained herein, no expiration of the Restrictive Covenants and no earlier termination of the Restrictive Covenants shall be deemed to waive or release any party from any prior breach of the Restrictive Covenants.

7.          Notwithstanding anything to the contrary contained herein, a mortgagee (a "Mortgagee") under any mortgage or a trustee or beneficiary under any deed of trust or deed to secure debt (a “Mortgage”), (i) shall not be liable for any breach of, or failure to strictly comply with, the provisions hereof by any prior owner (including its borrower) or any subsequent owner of the Property whether the same accrue prior to, during or after the term of the Mortgage and (ii) shall have no obligation to indemnify, defend and hold harmless any Benefited Person with respect to any breach of, or failure to strictly comply with, the provisions hereof by any prior owner (including its borrower) or any subsequent owner of the Property; provided, however, if Mortgagee obtains fee title to the Property, by foreclosure or otherwise, the Restrictive Covenants shall apply to the Mortgagee as an owner, and the Mortgagee shall be thereafter responsible, during the period of its ownership, as an owner under these Restrictive Covenants, including with respect to any actions or omissions of such party in violation of the Restrictive Covenants.

8.          As used in this Deed, the following terms shall have the following meanings:

(a)          "Benefited Person" means all of the following: (i) Grantor, (ii) any constituent entity or affiliate of Grantor and any partner, member, shareholder, officer, or director of any such constituent entity or affiliate of Grantor, and (iii) any other person or entity who has been designated as a "Benefited Person", in a writing executed and delivered after the date hereof by either Grantor (or any successor or assign of Grantor) and filed for record with the County Clerk of the Superior Court for the county in which the Property is located.

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(b)          "Condominium" means a condominium as defined under O.C.G.A. Section 44-3-71(7) of the Georgia Condominium Act, or any similar statute or any similar statute or law which defines a condominium.

(c)          "Condominium Conversion" means the filing or recording with the applicable county clerk or county recorder, or other applicable state, municipal or local governmental entity or agency, of any document providing for the conversion of the Property to a Condominium Project.

(d)          "Condominium Plan" means a condominium plan or declaration filed in connection with the Condominium Act, or any similar statute or law which defines a condominium plan.

(e)          "Condominium Plat" means a condominium plat filed in connection with the Condominium Act, or any similar statute or law which defines a condominium plat.

(f)          "Condominium Project" means any project all or a portion of which has located thereon a Condominium or a Condominium Conversion.

(g)          “Condominium Instruments” means any Declaration, Condominium Plan, Condominium Plat or other instrument filed pursuant to the Condominium Act, as defined in O.C.G.A. § 44-3-71(8), or any similar statute or law which defines such instruments.

(h)          “Declaration” means a recordable instrument containing the matters required under O.C.G.A. § 44-3-77 and any lawful amendments thereto.

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EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS THAT:

GGT LMI CITY WALK GA, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”), for ten dollars ($10.00) and other good and valuable consideration paid to it by BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company (hereinafter referred to as “Purchaser”), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, and deliver unto Purchaser, its successors and assigns, all of the goods, mechanical systems, fixtures, machinery, equipment (including computer equipment), furnishings, furniture, merchandise, chattels, tools, materials, supplies, effects, site plans, surveys, plans and specifications, manuals and instruction materials, marketing materials, floor plan depictions, pylons, signs and other personal property (collectively, the “Personal Property”), owned by Seller and relating to the real property that Seller is conveying to Purchaser concurrently herewith, which real property located at 3000 Forrest Walk, Roswell, Fulton County, Georgia (the “Real Property”), is more particularly described in Exhibit A attached hereto.

1)          Seller warrants that Seller is the owner of unencumbered (except for any ad valorem taxes not due and payable) title to the Personal Property.

2)          This Bill of Sale shall be binding upon Seller and its successors and assigns, and inure to the benefit of Purchaser and its successors and assigns, and shall be governed by and construed in accordance with the laws of the State of Georgia (without reference to conflicts of laws principles).

3)          Notwithstanding anything appearing to the contrary in this Bill of Sale, no direct or indirect partner, member or shareholder of Seller (or any officer, director, agent, member, manager, personal representative, trustee or employee of any such direct or indirect partner, member or shareholder) shall be personally liable for the performance of the obligations of, or in respect of any claims against, Seller arising under this Bill of Sale. No personal judgment shall be sought or obtained against any of the foregoing in connection with this Bill of Sale.

[Signature Page Follows]

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IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed on its behalf as of ____________________, ________.

SELLER:

GGT LMI CITY WALK GA, LLC,
a Delaware limited liability company

By:	LMI City Walk Investor, LLC, a Delaware limited liability company, its Operating Member

	By:	Lennar Multifamily Communities, LLC, a Delaware limited liability company, its sole member

By:
Name:
Its:

48

EXHIBIT A

REAL PROPERTY DESCRIPTION

ALL THAT TRACT OF LAND in Land Lot 426 of the 1st District, 2nd Section, City of Roswell, Fulton County, Georgia, containing approximately 10.680 acres as shown on Lot Combination Plat for Roswell Commons Group, L.P. prepared by Michael C. Sanford, Georgia Registered Land Surveyor No. 3179 of Planners and Engineers Collaborative, dated July 10, 2013, filed November 7, 2013, recorded in Plat Book 368, pages 90-94, Fulton County, Georgia records.

TOGETHER WITH all easements appurtenant to the above described parcel as set forth in that certain Drainage Easement Agreement dated November 14, 2013 among Roswell Commons Group, L.P., Habitat for Humanity of North Fulton, Inc., Norcross Village Homeowners Association, Inc., Roswell Landings Condominium Association, Inc. and Liberty Lofts and Townhomes Association, Inc., recorded or to be recorded in the Fulton County, Georgia records.

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EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of _______________, ________, by and between GGT LMI CITY WALK GA, LLC, a Delaware limited liability company (“Assignor”), and BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

This Agreement is made with reference to the following facts:

A.           Concurrently herewith, pursuant to that certain Purchase and Sale Agreement dated as of September __, 2016 (the “Purchase Agreement”), Assignor is conveying to Assignee all of Assignor's right, title, interest and estate in and to certain real property located at 3000 Forrest Walk, Roswell, Fulton County, Georgia 30075, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements located thereon (collectively, the “Property”).

B.           Assignor desires to sell, assign, convey, transfer, set over and deliver to Assignee, and Assignee desires to accept and obtain, all of Assignor’s right, title and interest in and to the following: (i) the tenant leases and licenses (collectively, the “Leases and Licenses”) and security deposits and other deposits described in Exhibit B attached hereto and made a part hereof (collectively, the “Security Deposits”); (ii) the contracts described in Exhibit C attached hereto and made a part hereof (collectively, the “Contracts”); (iii) all certificates of occupancy, licenses, consents, authorizations, variances or waivers, permits, entitlements, approvals, guarantees, bonds, claims and rights running to or assigned to Assignor in connection with the ownership, construction, maintenance, operation or repair of the Property, to the extent the same are assignable (collectively, the “Permits”); (iv)  all names, tradenames, street numbers, telephone numbers, e-mail addresses, marks, other symbols, websites or URL’s used solely in connection with the Property and general intangibles used in connection with the Property and (v) and any assignable manufacturer warranties still in existence, as set forth in Schedule 1.10 of the Purchase Agreement (collectively, the “Intangibles”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor’s right, title and interest in and to the Leases and Licenses, the Security Deposits, the Contracts, the Permits and the Intangibles.

1.          Assignee assumes and agrees to perform all of the covenants, agreements and obligations of Assignor under the Leases and Licenses and the Contracts first arising or accruing from and after the date of this Agreement. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all obligations, liabilities, costs and claims (including reasonable attorneys’ fees) suffered or incurred by Assignor on account of Assignee’s failure to perform the covenants and obligations assumed by Assignee under this paragraph.

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2.          Assignor hereby agrees to indemnify, hold harmless and defend Assignee from and against any and all obligations, liabilities, costs and claims (including reasonable attorneys’ fees) suffered or incurred by Assignee on account of Assignor’s failure to perform any covenants and obligations under the Leases and Licenses and the Contracts arising or accruing prior to the date of this Agreement. The foregoing indemnification obligation shall remain operative and shall survive the delivery of this Agreement only with respect to claims made in writing not later than six (6) months after the date hereof.

3.          The parties hereto agree to execute such further documents and agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

4.          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (without reference to conflicts of laws principles). This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.          Notwithstanding anything appearing to the contrary in this Agreement, no direct or indirect partner, member or shareholder of Assignor (or any officer, director, agent, member, manager, personal representative, trustee or employee of any such direct or indirect partner, member or shareholder) shall be personally liable for the performance of the obligations of, or in respect of any claims against, Assignor arising under this Agreement. No personal judgment shall be sought or obtained against any of the foregoing in connection with this Agreement.

[Signature Page Follows]

51

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

ASSIGNOR:

GGT LMI CITY WALK GA, LLC,
a Delaware limited liability company

By:	LMI City Walk Investor, LLC, a Delaware limited liability company, its Operating Member

	By:	Lennar Multifamily Communities, LLC, a Delaware limited liability company, its sole member

By:
Name:
Its:

ASSIGNEE:

BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company

By:
Name:
Title:

52

EXHIBIT A

Real Property Description

ALL THAT TRACT OF LAND in Land Lot 426 of the 1st District, 2nd Section, City of Roswell, Fulton County, Georgia, containing approximately 10.680 acres as shown on Lot Combination Plat for Roswell Commons Group, L.P. prepared by Michael C. Sanford, Georgia Registered Land Surveyor No. 3179 of Planners and Engineers Collaborative, dated July 10, 2013, filed November 7, 2013, recorded in Plat Book 368, pages 90-94, Fulton County, Georgia records.

TOGETHER WITH all easements appurtenant to the above described parcel as set forth in that certain Drainage Easement Agreement dated November 14, 2013 among Roswell Commons Group, L.P., Habitat for Humanity of North Fulton, Inc., Norcross Village Homeowners Association, Inc., Roswell Landings Condominium Association, Inc. and Liberty Lofts and Townhomes Association. Inc., recorded or to be recorded in the Fulton County, Georgia records.

53

EXHIBIT B

Leases, Licenses and Security Deposits

[TO BE ATTACHED HERETO]

54

EXHIBIT C

Contracts

[TO BE ATTACHED HERETO]

55

EXHIBIT F

FORM OF TENANT NOTIFICATION LETTER

________________, ______

Re:	__________________________________________ (the “Project”)

Dear Sir or Madam:

Notice is hereby given that effective ____________, ______, GGT LMI CITY WALK GA, LLC, as owner of the Project, has sold the Project to __________________. All future rental payments should be sent as follows:

Make checks payable to:

Mail payment to:

Attention:
Telephone:
Telecopy:

All questions relative to your lease should also be directed to the above address or phone number.

56

Very truly yours,

GGT LMI CITY WALK GA, LLC,
a Delaware limited liability company

By:	LMI City Walk Investor, LLC, a Delaware limited liability company, its Operating Member

	By:	Lennar Multifamily Communities, LLC, a Delaware limited liability company, its sole member

By:
Name:
Its:

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Exhibit G

FORM OF Owner’s Affidavit

OWNER’S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF _________

Personally appeared before me the undersigned officer, Christopher Cassidy ("Deponent") who, being duly sworn according to law, deposes and says on oath to the best of his knowledge, as follows:

1.          That Deponent is presently a Vice President of Lennar Multifamily Communities, LLC, a Delaware limited liability company, the sole member of LMI City Walk Investor, LLC, a Delaware limited liability company, the Operating Member of GGT LMI CITY WALK GA, LLC, a Delaware limited liability company (the "Owner"), and as such, has personal knowledge of the facts sworn to in this Affidavit.

2.          That the Owner is the owner of certain real estate (the "Property"), a description of which is attached hereto as Exhibit A and made a part hereof.

3.          That the Owner is in open, exclusive, notorious, continuous, adverse and peaceable possession of the Property and that, during the period of the Owner's ownership of the Property, the title thereto has never been disputed, questioned or rejected or title insurance thereon refused, and Deponent knows of no one claiming any adverse interest in the Property whatsoever.

4.          That the Owner is in full force and effect and no proceeding is pending for its dissolution or annulment. All licenses and franchise taxes due and payable by Owner have been paid in full. All required approvals and consents from the members of the Owner, LMI City Walk Investor, LLC and Lennar Multifamily Communities, LLC, in connection with the acquisition and financing of the Property have been obtained and are in full force and effect.

5.          That there is no outstanding indebtedness incurred by the Owner for equipment, appliances or other fixtures attached to the Property.

6.          That there are no disputes concerning the location of the lines and corners of the Property.

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7.          That no improvements or repairs have been made to the Property by or at the instance of the Owner during the one-hundred (100) days immediately preceding the date hereof and there are no outstanding bills incurred by or at the instance of the Owner for labor and materials used in making improvements or repairs on the Property or for services of architects, surveyors or engineers; or if any such work, improvements or repairs have been made by or at the instance of the Owner within the last one-hundred (100) days, the work, improvements and repairs are complete and there are no unpaid bills of any nature incurred by or at the instance of the Owner either for services of any architect, engineer or surveyor or for labor or materials for any recent improvements that may have been placed upon the Property in either the construction or repair of any improvements thereon.

8.          That there are no pending suits, judgments, bankruptcies, executions, liens for past due taxes, assessments or leases that could in any way affect the title to the Property, or constitute a lien thereon, except as set forth on Exhibit B attached hereto and made a part hereof, and the Owner is not surety on the bond of any county official or any other bond that through default of the principal therein a lien could be created superior to any conveyance executed by the Owner.

9.          That there are no liens for past due taxes of any nature or any unpaid assessments for paving, sidewalks, curbing, sewer or any other street improvements of any kind against the Property or the Owner.

10.        That no real estate broker's services have been engaged by Owner, except for Jones Lang LaSalle, in connection with the management, sale, purchase, lease, option or other conveyance of any interest in the Property, no notice of lien for any such services has been received by the Owner and the commission due and payable to Jones Lang LaSalle shall be paid at Closing.

This affidavit is made to induce Purchaser to purchase the Property, the attorney certifying title to so certify and First American Title Insurance Company to issue owner's and mortgagee's title insurance policies with respect to the Property.

__________________________________(SEAL)
Christopher Cassidy

Sworn to and subscribed

before me this ___ day of _____________, 2016.

Notary Public

(NOTARY SEAL)

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EXHIBIT A

TO OWNER’S AFFIDAVIT

ALL THAT TRACT OF LAND in Land Lot 426 of the 1st District, 2nd Section, City of Roswell, Fulton County, Georgia, containing approximately 10.680 acres as shown on Lot Combination Plat for Roswell Commons Group, L.P. prepared by Michael C. Sanford, Georgia Registered Land Surveyor No. 3179 of Planners and Engineers Collaborative, dated July 10, 2013, filed November 7, 2013, recorded in Plat Book 368, pages 90-94, Fulton County, Georgia records.

TOGETHER WITH all easements appurtenant to the above described parcel as set forth in that certain Drainage Easement Agreement dated November 14, 2013 among Roswell Commons Group, L.P., Habitat for Humanity of North Fulton, Inc., Norcross Village Homeowners Association, Inc., Roswell Landings Condominium Association, Inc. and Liberty Lofts and Townhomes Association, Inc., recorded or to be recorded in the Fulton County, Georgia records.

60

EXHIBIT B

TO OWNER’S AFFIDAVIT

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SCHEDULE 1.4

RENT ROLL

Schedule 1.4 - 1

SCHEDULE 1.5

LICENSES

None.

Schedule 1.5

SCHEDULE 1.8

CONTRACTS

Optical Communities – Bulk Internet/Cable

Waste Management – Roll-Off Dumpster

Valet Waste – Door to Door Valet Trash Service

Olive Branch Pest Control – Pest Control

Cornerstone Security Services – Fire Alarm Monitoring

American Utilities Management – Water/Sewer/Electric third party management

CARES – Onsite Resident Events Team

KingsIII – Emergency Pool Phone

KeyTrak – Electronic Key Safe/Storage

SunBelt Pools – Pool Service Contract

Apartment Guide – Online Media

Apartment List – Online Media

Apartment Finder/Apartments.com – Online Media

ForRent – Online Media

Engrain Touch Screen – Lobby Touch Screen for prospects

Property Solutions – Online Pay Per Click

Schedule 1.8

SCHEDULE 1.10

WARRANTIES

Manufacturers Warranties

		BLDG 100	BLDG 200	BLDG 300	BLDG 400	BLDG 500	BLDG 600
	CO or Substantial Completion Date	9/29/2015	6/12/2015	4/1/2015	7/20/2015	8/25/2015	7/23/2015
Misc. Window Blinds	Expiration Date	9/29/2017	6/12/2017	4/1/2017	7/20/2017	8/25/2017	7/23/2017

Schedule 1.10

SCHEDULE 4.1

PROPERTY INFORMATION

Schedule 4.1 -1

Carroll Management Group	Page 1

	Submitted	Due Diligence Checklist

Property Level Items

1		Monthly bank statements for previous 12 months
2		Current year property budget
3		Occupancy reports (Historical for past 3 years)
4		Delinquency reports
5		Concession Matrix
6		P&Ls for the last 3 years
7		Cash T12
8		Current year capital improvements budget and contractor information
9		Historical capital expenditures
10		Accounts Receivable Aging Report for last 12 months
11		5 yr projection of CapEx from Seller & Carroll
12		Market Rents / Unit Mix
13		High Resolution Floor Plans
14		Copy of lease and all addendums
15		Current resident screening information
16		Current Lease Procedures (Rental rate structure/fee structure and rental qualification)
17		Current Rent Roll- Excel
18		Current Market Survey
19		Security Deposit Report
20		Unit Availability Report (vacants, notices, leased, etc)
21		Unit Statistic Report (unit types, breakdown, square footage, etc)
22		GPR Report (Market Rent/Net Effective Rent)
23		Report for additional "rentable items” (garages, storage, washer/dryer, etc)
24		Report for an Non-Revenue units (models, employee units, etc)
25		GL of Bad Debt
26		Lease Expirations for next 12 months
27		Traffic sources for last 12 months
28		Current employee salaries, including rent discounts, and health benefits

Third Party Reports

29		Existing Survey of property
30		Existing PCA and Phase I
31		Asbestos report
32		O&M Plan
33		Title
34		Crime statistics Report and Courtesy Patrol logs for the past 4 months
35		Mold and Termite reports and bond

Other Property Items

36		All property level maintenance and service contracts
37		Summary of Contracts
38		Insurance loss runs
39		Insurance certificates
40		Elevation Certs
41		Copy of Business License posted in office.
42		Copy of all applicable permits
43		Utility account information
44		Utility Billing Contact (ex: NWP, Conservice, etc.)
45		Copies of 6 months worth of all utility bills (Water, Electric, Trash, Gas)
46		IT Contact and Completion of IT Checklist)
47		Copy of most recent phone bill with stub attached
48		Phone mapping
49		Certificates of occupancy
50		Complete set of plans and specs - CD is acceptable.
51		Copy of "As Builts"
52		INTENTIONALLY OMITTED
53		Tax bills from the last 3 years

Schedule 4.1 -2

Carroll Management Group	Page 2

54	Personal, community property inventory (sometimes schedule A from personal property tax docs are used)
55	Fire, sprinkler, extinguishers inspection Report
56	Work order history over last 12 months
57	Copies of all warranties in-place
58	INTENTIONALLY OMITTED
59	Maintenance Shop Inventory
50	INTENTIONALLY OMITTED
61	Irrigation Report
62	Pool Permit, who is certified operator?

Schedule 4.1 -3

SCHEDULE 6.1.3

LITIGATION

None.

Schedule 6.1.3

SCHEDULE 6.1.8

VIOLATIONS OF LAW

None.

Schedule 6.1.8